                                                             EXHIBIT 99.I.1(a)-2

--------------------------------------------------------------------------------
                                   IMPORTANT
--------------------------------------------------------------------------------

IF YOU ARE IN DOUBT as to any aspect of this document or as to the action to be taken, you should consult a stockbroker or other registered dealer in securities, bank manager, solicitor, professional accountant or other professional adviser.

IF YOU HAVE SOLD OR TRANSFERRED all your shares (including shares represented by
ADSs) in Brilliance China Automotive Holdings Limited, you should at once hand this document to the purchaser or transferee or to the bank or stockbroker or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee.

The Stock Exchange of Hong Kong Limited and Hong Kong Securities Clearing Company Limited take no responsibility for the contents of this document, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this document.

--------------------------------------------------------------------------------

                        CONDITIONAL MANDATORY CASH OFFER
                                       BY

                                  (CLSA LOGO)

                                  CLSA LIMITED
                            ON BEHALF OF THE OFFERORS
       TO ACQUIRE ALL ISSUED SHARES, INCLUDING SHARES REPRESENTED BY ADSS,
                             IN THE SHARE CAPITAL OF

                  BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LIMITED
                (incorporated in Bermuda with limited liability)

                            AND THE EMPLOYEE OPTIONS

             (OTHER THAN THOSE ALREADY OWNED OR HELD BY THE OFFERORS
                     OR PARTIES ACTING IN CONCERT WITH THEM)

                        FINANCIAL ADVISER TO THE OFFERORS
                     ON THE CONDITIONAL MANDATORY CASH OFFER
                       CLSA EQUITY CAPITAL MARKETS LIMITED

--------------------------------------------------------------------------------

The procedure for acceptance of the Offer is set out in Appendix I to this document and the accompanying form of acceptance and transfer (in the case of Ordinary Shareholders) or the form of acceptance and cancellation of Employee Options (in the case of holders of Employee Options) or the Letter of Transmittal (in the case of holders of ADSs). Acceptances of the Offer by Ordinary Shareholders and holders of Employee Options must be received by the Registrar and the Company Secretary, respectively, not later than 4:00 p.m. (Hong Kong time) on 6 February, 2003 (or such later time and/or date as the Offerors may determine and announce) while acceptances of the Offer by holders of ADSs must be received by the Depositary Agent not later than 6:00 p.m. (E.S.T.) on 5 February, 2003 (or such later time and/or date as the Offerors may determine and announce).

                                                                 9 January, 2003

--------------------------------------------------------------------------------
                               EXPECTED TIMETABLE
--------------------------------------------------------------------------------

                                                   For Ordinary Shareholders
                                                              and holders of                  For holders
                                                            Employee Options                      of ADSs
                                                            (Hong Kong time)                     (E.S.T.)
Latest date for the posting of the Offeree        Thursday, 23 January, 2003   Thursday, 23 January, 2003
 Document (Note 1)

Latest acceptance time                                   4 p.m. on Thursday,         6 p.m. on Wednesday,
                                                            6 February, 2003             5 February, 2003

First closing time and date of the Offer                 4 p.m. on Thursday,         6 p.m. on Wednesday,
 (Note 2)                                                   6 February, 2003             5 February, 2003


Latest time by which the Offer could be               Monday, 10 March, 2003       Monday, 10 March, 2003
 declared unconditional (Note 3)

Despatch of cheques to accepting                     Wednesday, 12 February,      Wednesday, 12 February,
 Ordinary Shareholders (if any), holders                                2003                         2003
 of ADSs (if any) and accepting holders
 of Employee Options (if any) and (if
 applicable) return of Share certificates
 and other documents to Ordinary
 Shareholders, holders of ADSs and
 holders of Employee Options (assuming
 that the Offer becomes unconditional on
 6 February, 2003)(Note 4)

Notes:

1. Under the Takeovers Code, the Company is required to post the Offeree Document to Shareholders and holders of Employee Options within 14 days of posting of this document (unless the Executive consents to a later date).

2. Under the Takeovers Code, where the Offeree Document is posted after the date on which this document is posted, the Offer must remain open for acceptance for at least 28 days following the date on which this document is posted. The Offerors reserve the right to extend the Offer until such date as it may determine in accordance with the Takeovers Code (or as permitted by the Executive in accordance with the Takeovers Code). The Offerors will issue a press announcement in relation to any extension of the Offer, which announcement will state either the next closing date or that the Offer will remain open until further notice. In the latter case, at least 14 days' notice in writing will be given before the Offer is closed to those Ordinary Shareholders, holders of ADSs and holders of Employee Options who have not accepted the Offer.

3. In the event that the Offer has not been declared or has not become unconditional on or before 10 March, 2003, being 60 days after posting of this document, the Offer will lapse unless the Executive consents to a later date. As stated in note 2 above, the Offerors reserve the right to extend the Offer until such date as it may determine in accordance with the Takeovers Code (or as permitted by the Executive in accordance with the Takeovers Code), but there is no certainty that the Offer will be extended beyond the first closing date stated above.

4. Remittances in respect of the consideration payable for the Shares and Employee Options tendered under the Offer will be despatched as soon as possible but in any event within 10 days of the later of the date of receipt by the Registrar, the Company Secretary or the Depositary Agent (as the case may be) of all the relevant documents to render the acceptance under the Offer complete and valid, and the date when the Offer becomes or is declared unconditional. Please note that the date is different from that set out in the Announcement.

UNLESS OTHERWISE EXPRESSLY STATED, ALL TIME REFERENCES CONTAINED IN THIS DOCUMENT ARE TO HONG KONG TIME.

--------------------------------------------------------------------------------
         NOTICE TO ORDINARY SHAREHOLDERS AND HOLDERS OF ADSS IN THE US
--------------------------------------------------------------------------------

NOTICE TO ORDINARY SHAREHOLDERS AND HOLDERS OF ADSS IN THE US

     The Offer is open to US Shareholders, including US holders of ADSs. The Offer is being made for the securities of the Company, a company incorporated outside the US. The Offer will be made in accordance with the requirements of the Takeovers Code in Hong Kong and will be subject to disclosure and other procedural requirements that are different from those under US law.

     It may be difficult for US investors to enforce their rights and any claim that they may have arising under US federal securities laws, since the Offerors are located outside of the US, and all of the officers and directors of Huachen and all of the Management Directors are residents of a country other than the US. US investors may not be able to effect service of process upon a non-US company or its officers or directors, or other non-US persons, for violations of US securities laws. It may be difficult for a US investor to enforce a judgment obtained from a US court against the Offerors.

     The Offer in the US is being made pursuant to an exemption from certain US tender offer rules provided by Rule 14d-1(c) under the Exchange Act.

     Holders of Ordinary Shares and ADSs in the US should be aware that the Offerors may purchase securities in the Company otherwise than under the Offer, such as in the open market or through privately negotiated purchases. Save as provided in the Call Option Agreements, the Offerors do not presently intend to make any such purchases. If made, any purchases (other than pursuant to the Call Option Agreements (which cannot occur until six months after the Offer ends or closes)) will be disclosed by the publication of an announcement in accordance with the requirements of the Takeovers Code.

     Notwithstanding anything to the contrary herein, the Offer in the US is being made directly by the Offerors and not by CLSA. References to the Offer being made by CLSA contained herein should be read accordingly.

     US holders of the Ordinary Shares and ADSs should be aware that tendering the securities described herein may have tax consequences in the US. Such consequences for investors who are residents in, or citizens of, the US may not be described fully herein. See "US Federal Income Tax Consequences" in Appendix I to this document. The Offerors strongly advise investors to consult their own tax and financial advisers before making any decisions about the Offer.

     This document, the form of acceptance and transfer and the Letter of Transmittal, together with exhibits, are being filed on Form CB with the SEC pursuant to Rule 14d-1(c) under the Exchange Act. Copies of the Form CB and any amendments thereto, including exhibits, will be available without charge at the SEC website at www.sec.gov.

     Any questions or requests for assistance in completing the forms included in the Letter of Transmittal or requests for additional copies of this document with respect to Ordinary Shares represented by ADSs may be directed to the Information Agent at: 77 Water Street, 20th Floor, New York, New York 10005, US, telephone number (1-212) 269 5550 (for banks and brokerage firms) or (1-800) 207 3159 (for all others).

     This document, the accompanying form of acceptance and transfer or the accompanying Letter of Transmittal (as the case may be) contain important information about the Offer. The Offerors urge holders of Ordinary Shares and ADSs in the US to read them in their entirety before any decision is made with regards to the Offer. The Offerors make no representation as to the adequacy or fairness of the Offer Price.

     This document has not been reviewed by any federal or state securities commission or regulatory authority in the US, nor has any such commission or authority passed upon the accuracy or adequacy of this document. Any representation to the contrary is unlawful and may be a criminal offence.

--------------------------------------------------------------------------------
                                    CONTENTS
--------------------------------------------------------------------------------

                                                                          Page
DEFINITIONS                                                                 1

LETTER FROM CLSA ECM                                                        6

APPENDIX I  - DETAILED TERMS AND CONDITIONS OF THE OFFER                   19

APPENDIX II - GENERAL INFORMATION                                          37

--------------------------------------------------------------------------------
                                  DEFINITIONS
--------------------------------------------------------------------------------

     In this document, the form of acceptance and transfer, the form of acceptance and cancellation of Employee Options and the Letter of Transmittal, unless the context requires otherwise, the following expressions have the following meanings:

"acting in concert"          Has the meaning defined in the Takeovers Code;

"ADR"                        An American depositary receipt evidencing an ADS;

"ADS"                        An American depositary share representing 100 Ordinary Shares;

"ADS Latest                  6 p.m. on 5 February, 2003 (or such later time and/or date as the Offerors may
 Acceptance Time"            determine and announce);

"Announcement"               The announcement of the Offer on the Announcement Date;

"Announcement Date"          19 December, 2002;

"Business Day"               A day on which the Stock Exchange is open for the transaction of business;

"Call Option                 The call option agreements entered into between Huachen and each of
 Agreements"                 the Management Directors relating to the grant by Huachen to each of the Management Directors of a call option in respect of a specified number of
                             Ordinary Shares, totalling 346,305,630 Ordinary Shares in aggregate;

"CCASS"                      The Central Clearing and Settlement System established and operated by Hong Kong
                             Clearing;

"CLSA"                       CLSA Limited, a registered securities dealer registered under the Securities
                             Ordinance (Chapter 333 of the Laws of Hong Kong);

"CLSA ECM"                   CLSA Equity Capital Markets Limited, a registered investment adviser registered under the Securities Ordinance (Chapter 333 of the Laws of Hong Kong);

"Companies Act"              The Companies Act 1981 of Bermuda (as amended);

"Company"                    Brilliance China Automotive Holdings Limited, a company incorporated in Bermuda with limited liability whose Ordinary Shares and ADSs are listed on the Stock
                             Exchange and the New York Stock Exchange, respectively;

"Condition"                  The condition to which the Offer is subject, details of which are set out in the paragraph headed "Condition of the Offer" in "Letter from CLSA ECM";

"Depositary Agent"           The Bank of New York, the tender agent for the Offer with respect to the Ordinary
                             Shares represented by ADSs;

"Directors"                  The directors of the Company;

"Employee Options"           Share options granted by the Company to certain employees of the Group pursuant to the share option scheme adopted by the Company on 18 September, 1999;

--------------------------------------------------------------------------------
                                  DEFINITIONS
--------------------------------------------------------------------------------

"E.S.T."                     Eastern Standard Time in the US;

"Exchange Act"               The Securities Exchange Act of 1934, as amended, of the US;

"Executive"                  The Executive Director of the Corporate Finance Division of the SFC or any
                             delegate of the Executive Director;

"First Closing Date"         6 February, 2003, being the 28th day after the date of posting of this document;

"Form of Acceptance"         In the case of Ordinary Shareholders, the form of acceptance and transfer or, in the case of holders of Employee Options, the form of acceptance and cancellation of Employee Options or, in the case of holders of ADSs, the Letter of Transmittal accompanying this document, the provisions of which form part of the terms of the Offer;

"Foundation"                 (CHINESE CHARACTERS) (Chinese Financial Education Development Foundation), which was, prior to execution of the Principal Agreement, the controlling shareholder of the Company, holding 39.446% of the issued share capital of the Company;

"Group"                      The Company and its subsidiaries;

"holders of ADSs" or         Registered holders of ADSs or registered holders of Ordinary Shares represented
 "holders of Ordinary        by ADSs;
 Shares represented by
 ADSs"

"Hong Kong"                  The Hong Kong Special Administrative Region of the PRC;

"Hong Kong Clearing"         Hong Kong Securities Clearing Company Limited;

"Huachen"                    (CHINESE CHARACTERS) (Huachen Automotive Group Holdings Company Limited*, a
                             company incorporated in the PRC with limited liability;

"Independent                 Shareholders other than the Offerors and their respective associates and parties
 Shareholders"               acting in concert with any of them;

"Information Agent"          D.F. King & Co., Inc.;

"Latest Acceptance Time"     4 p.m. on 6 February, 2003;

"Latest Practicable Date"    6 January, 2003, being the latest practicable date prior to the printing of this document for ascertaining certain information contained herein;

"Letter of Transmittal"      The letter of transmittal for holders of ADSs in the form accompanying this document;

"Listing Rules"              The Rules Governing the Listing of Securities on the Stock Exchange;

"Management Directors"       Mr. Wu, Mr. Hong, Mr. Su and Mr. He, all of whom are executive Directors;

* For identification purposes only

--------------------------------------------------------------------------------
                                  DEFINITIONS
--------------------------------------------------------------------------------

"Mr. He"                     Mr. He Tao (also known as Ho To) of Suites 2303-06, Great Eagle Centre, 23
                             Harbour Road, Wanchai, Hong Kong, an executive Director;

"Mr. Hong"                   Mr. Hong Xing of Suites 2303-06, Great Eagle Centre, 23 Harbour Road, Wanchai,
                             Hong Kong, an executive Director;

"Mr. Su"                     Mr. Su Qiang (also known as So Keung) of Suites 2303-06, Great Eagle Centre, 23
                             Harbour Road, Wanchai, Hong Kong, an executive Director;

"Mr. Wu"                     Mr. Wu Xiao An (also known as Ng Siu On) of Suites 2303-06, Great Eagle Centre,
                             23 Harbour Road, Wanchai, Hong Kong, an executive Director;

"New York Stock              The New York Stock Exchange, Inc.;
 Exchange"

"Offer"                      The conditional mandatory cash offer made by CLSA, on behalf of the Offerors, to acquire all issued Shares (including Ordinary Shares represented by ADSs) in the share capital of the Company and the Employee Options (other than those already owned or held by the Offerors or parties acting in concert with them);

"Offer Document"             This document setting out the details of the Offer, and the accompanying form of acceptance and transfer (for Ordinary Shareholders), the form of acceptance and cancellation of Employee Options (for holders of Employee Options) and the
                             Letter of Transmittal (for holders of ADSs), to be sent to Shareholders and holders of the Employee Options;

"Offer Price"                HK$0.10 per Ordinary Share;

"Offeree Document"           The response document in respect of the Offer to be issued by the Company to
                             Shareholders and holders of Employee Options in accordance with the Takeovers Code;

"Offerors"                   Huachen together with the Management Directors;

"Ordinary Shareholders"      Registered holders of Ordinary Shares;

"Ordinary Shares"            Ordinary shares of US$0.01 par value each in the issued share capital of the
                             Company, not including ordinary shares in the form of ADSs;

"Overseas                    Shareholders whose addresses, as shown on the Register or the register of holders
 Shareholders"               of ADSs maintained by The Bank of New York, in its capacity as the depositary for the ADSs (as the case may be), are outside of Hong Kong as at the Latest
                             Practicable Date;

"PRC"                        The People's Republic of China;

"Principal Agreement"        The agreement for the sale and purchase of the Sale Shares dated 18 December,
                             2002 and entered into between Huachen and the Foundation;

--------------------------------------------------------------------------------
                                  DEFINITIONS
--------------------------------------------------------------------------------

"Qualifying Shareholders"    Shareholders whose names appear on the Register, or the register of holders of
                             ADSs  maintained by The Bank of New York, in its capacity as the depositary for the ADSs (as the case may be), at the Latest Acceptance Time;

"Register"                   The register of members of the Company;

"Registrar"                  Computershare Hong Kong Investor Services Limited, the Hong Kong branch share registrar of the Company, which is situated at Shops 1712-1716, 17th Floor,
                             Hopewell Centre, 183 Queen's Road East, Hong Kong;

"Relevant Period"            The period between 14 May, 2002, being the commencement of the six-month period before the Company's announcement dated 14 November, 2002 relating to a possible change in the substantial shareholder of the Company, and the Latest
                             Practicable Date;

"Remaining Director"         Mr. Yang Mao Zeng, the remaining executive Director;

"Sale Shares"                1,446,121,500 Ordinary Shares;

"SDI Ordinance"              The Securities (Disclosure of Interests) Ordinance (Chapter 396 of the Laws of
                             Hong Kong);

"SEC"                        The Securities and Exchange Commission of the US;

"SFC"                        The Securities and Futures Commission of Hong Kong;

"Shareholders"               Registered holders of Shares;

"Shares"                     Ordinary Shares of US$0.01 par value each in the issued share capital of the
                             Company, including Shares represented by ADSs;

"Shenyang Automotive"        (CHINESE CHARACTERS) (Shenyang Brilliance JinBei Automobile Co. Ltd.) (formerly known as (CHINESE CHARACTERS) (Shenyang JinBei Passenger Vehicle Manufacturing
                             Company Limited)), a Sino-foreign equity joint venture established under the
                             Sino-Foreign Equity Joint Venture Law of the PRC and beneficially owned as to
                             51% by the Company and as to 49% by Shenyang JinBei Automotive Company Limited*
                             (CHINESE CHARACTERS);

"Stock Exchange"             The Stock Exchange of Hong Kong Limited;

"Syndication Letter"         The letter issued by Huachen to the Management Directors on 18 December, 2002
                             pursuant to which the Management Directors agreed to join Huachen as the
                             Offerors;

"Takeovers Code"             The Hong Kong Code on Takeovers and Mergers;

"US"                         United States of America;

"HK$"                        Hong Kong dollars, the lawful currency of Hong Kong;

"RMB"                        Renminbi, the lawful currency of the PRC; and

* For identification purposes only

--------------------------------------------------------------------------------
                                  DEFINITIONS
--------------------------------------------------------------------------------

"US$"                        US dollars, the lawful currency of the US.

     For the purpose of this document, conversion of Hong Kong dollar amounts into US dollar amounts is based on the 17 December, 2002 noon buying rate in New York City for cable transfers as certified by customs purposes by the Federal Reserve Bank of New York of HK$7.7986 = US$1.00. This conversion is for the purpose of illustration only and does not constitute a representation that any amounts have been, could have been, or may be, exchanged at this or any other rate.

--------------------------------------------------------------------------------
                              LETTER FROM CLSA ECM
--------------------------------------------------------------------------------

(CLSA LOGO)


                                                                 9 January, 2003


To the Independent Shareholders and holders of Employee Options
 (other than the Management Directors)

Dear Sir or Madam,


                       CONDITIONAL MANDATORY CASH OFFER BY
                                  CLSA LIMITED
                           ON BEHALF OF THE OFFERORS,
       TO ACQUIRE ALL ISSUED SHARES, INCLUDING SHARES REPRESENTED BY ADSS,
                             IN THE SHARE CAPITAL OF
      BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LIMITED AND THE EMPLOYEE OPTIONS
             (OTHER THAN THOSE ALREADY OWNED OR HELD BY THE OFFERORS
                     OR PARTIES ACTING IN CONCERT WITH THEM)


INTRODUCTION

     The Board announced on 19 December, 2002 that the Foundation and Huachen had entered into the Principal Agreement pursuant to which Huachen purchased from the Foundation a total of 1,446,121,500 Ordinary Shares representing approximately 39.446% of the issued share capital of the Company and the Foundation's entire shareholding interest in the Company. The price paid by Huachen for the Sale Shares was HK$0.10 per Sale Share.

     The Board also announced that in addition to the Principal Agreement, each of the Management Directors entered into a Call Option Agreement with Huachen, immediately after the Principal Agreement was entered into and after completion of the sale and purchase of the Sale Shares pursuant thereto. Pursuant to the terms of the Call Option Agreements, Huachen granted to each of the Management Directors a call option in respect of a specified number of Ordinary Shares totalling 346,305,630 Shares in aggregate representing approximately 9.446% of the issued share capital of the Company, at an exercise price of HK$0.95 per Ordinary Share. Each call option is exercisable in whole or in part at any time during the period of 3 years commencing from the date falling 6 months after the earlier of: (a) the end of the Offer; and (b) the close of the Offer in accordance with this document.

     Under the Takeovers Code, the Management Directors are presumed to be acting in concert with Huachen. As a result, and in order to facilitate the making of the Offer, the Management Directors agreed to join Huachen to make the Offer and form part of the Offerors, on the terms and conditions set out in the Syndication Letter which was issued by Huachen to the Management Directors on 18 December, 2002. Following completion of the Principal Agreement, the Offerors and parties acting in concert with them, will be interested in 1,572,306,500 Shares, in aggregate, representing approximately 42.888% of the entire issued share capital of the Company (assuming that there is no exercise by any of the Management Directors of any of the Employee Options or of any of the call options under the Call Option Agreements). In compliance with Rule 26.1 of the Takeovers Code, the Offerors are required to make a conditional mandatory general offer for all of the Shares not already beneficially owned by them and any parties acting in concert with them. The Offer is being made pursuant to this requirement of the Takeovers Code.

--------------------------------------------------------------------------------
                              LETTER FROM CLSA ECM
--------------------------------------------------------------------------------

     The purpose of this document is to provide you with, among others, information relating to the Offer. The principal terms of the Offer are set out in this letter. Further terms of the Offer and other information required by the Takeovers Code to be disclosed by the Offerors are set out in the appendices to this document and the accompanying form of acceptance and transfer (in the case of Ordinary Shareholders) or the form of acceptance and cancellation of Employee Options (in the case of holders of Employee Options) or the Letter of Transmittal (in the case of holders of ADSs).

     Under the Takeovers Code, the Offeree Document will be sent to you as soon as practicable, and in any event, no later than 14 days from the date of posting of this document unless the consent of the Executive has been obtained. If there is a delay in the despatch of the Offeree Document, the Offerors agree to extend the First Closing Date by the same number of days. The Offeree Document will contain, amongst other things, a letter from an independent board committee, to be formed, to advise you on the Offer and a letter from the independent financial adviser, to be appointed, to advise the independent board committee in respect of the Offer. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE OFFEREE DOCUMENT BEFORE DECIDING WHETHER OR NOT TO ACCEPT THE OFFER.

     Instructions on how to accept the Offer in respect of Shares and Employee Options are set out in Appendix I to this document and in the Form of Acceptance. The form of acceptance and transfer or the form of acceptance and cancellation of Employee Options (as the case may be) should be completed, signed and returned so as to be received by the Registrar and the Company Secretary, respectively, no later than 4:00 p.m. (Hong Kong time) on 6 February, 2003 (or such later time and/or date as the Offerors may determine and announce). Instructions on how ADS holders can accept the Offer are set out in Appendix I to this document and in the Letter of Transmittal, which should be completed, signed and returned so as to be received by the Depositary Agent no later than 6:00 p.m. (E.S.T.) on 5 February, 2003 (or such later time and/or date as the Offerors may determine and announce).


THE OFFER

     Pursuant to Rule 26.1 of the Takeovers Code, Huachen and the Management Directors are required to make a conditional mandatory general offer for all of the Shares (including Shares represented by ADSs) and the Employee Options not already beneficially owned or held by Huachen and the Management Directors and parties acting in concert with them. CLSA will make the conditional Offer on behalf of the Offerors on the following basis:

     FOR EVERY ORDINARY SHARE TENDERED                                         HK$0.10 IN CASH

     FOR SHARES REPRESENTED BY EACH ADS TENDERED       HK$10.00 IN CASH (APPROXIMATELY US$1.28)

     FOR EVERY EMPLOYEE OPTION TENDERED                                        HK$0.01 IN CASH

     The cash Offer Price per Share is equal to the price per Sale Share paid by Huachen pursuant to the Principal Agreement. As there have been no other dealings in the Shares (including ADSs) by the Offerors and parties acting in concert with any one of them (if any) which are dealings for the purpose of Rule
26.3 of the Takeovers Code during the period from 14 May, 2002, being the commencement of the six-month period before the Company's announcement dated 14 November, 2002 relating to a possible change in the substantial shareholder of the Company, up to the date of this document, the price per Sale Share paid by Huachen pursuant to the Principal Agreement represents the highest price paid by the Offerors for the acquisition of Shares during the period from 14 May, 2002 up to the date of this document.

--------------------------------------------------------------------------------
                              LETTER FROM CLSA ECM
--------------------------------------------------------------------------------

     By accepting the Offer, Shareholders will sell their Shares (whether in the form of Ordinary Shares or represented by ADSs) and all rights attached to them as at the Announcement Date to the Offerors at HK$0.10 per Ordinary Share or HK$10.00 per ADS tendered, including the right to receive all dividends and distributions to be declared, made or paid on or after the Announcement Date.

     As the exercise price of the Employee Options is HK$1.896 per Ordinary Share, which is well above the Offer Price per Ordinary Share and the closing price of HK$1.53 per Ordinary Share on the Stock Exchange on the Latest Practicable Date, the Employee Options carry no intrinsic value. Hence, the price for the outstanding Employee Options under the Offer pursuant to the Takeovers Code was set at a nominal value of HK$0.01 per Employee Option.

     The Offerors agree that the Employee Options in respect of which acceptances are tendered under the Offer will be cancelled by the Company.


CONDITION OF THE OFFER

     Under the Takeovers Code, as the Offeree Document will be despatched after the date of despatch of this document, the Offer is required to remain open for acceptance for at least 28 days after the despatch of this document. Accordingly, the making of the Offer is conditional upon the Offerors having received acceptances of the Offer (and such acceptances not, where permitted, having been withdrawn) by 4 p.m. on the date which is 28 days after the despatch of this document (or such later time(s) and/or date(s) as the Offerors may, subject to the rules of the Takeovers Code, decide) which, together with Shares (including Shares represented by ADSs) already owned or acquired by the Offerors before or during the Offer period, will result in the Offerors and parties acting in concert with them (if any) holding more than 50% of the voting rights of the Company. If the Offerors do not receive valid acceptances of the Offer by such time and date, which together with Shares (including Shares represented by ADSs) already owned or acquired by the Offerors and parties acting in concert with them (if any) before or during the Offer period (as defined under the Takeovers Code) will result in the Offerors and parties acting in concert with them (if any) holding more than 50% of the voting rights of the Company, the Offer cannot become unconditional and the Offer will lapse.

     SHAREHOLDERS AND PROSPECTIVE INVESTORS SHOULD EXERCISE EXTREME CAUTION IN DEALING IN THE SHARES.


COMPARISON OF THE OFFER PRICE

     The Offer Price values the entire issued share capital of the Company (as at the Announcement Date) at HK$366,605,290 and values the Shares not already owned by the Offerors and parties acting in concert with them (if any) at HK$209,374,640 and the Employee Options at HK$178,280. The Offer Price per Ordinary Share represents:

     (a) a discount of approximately 89.8% to the closing price of HK$0.98 per Ordinary Share on the Stock Exchange and a discount of approximately 89.86% to the closing price of US$12.65 per ADS on the New York Stock Exchange, on 13 November, 2002 (being the last Business Day prior to the commencement of the Offer);

     (b) a discount of approximately 93.10% to the closing price of HK$1.45 per Ordinary Share on the Stock Exchange, and a discount of approximately 93.11% to the closing price of US$18.60 per ADS on the New York Stock Exchange, on 17 December, 2002 (being the last full Business Day prior to the suspension of trading of the Ordinary Shares on the Stock Exchange and the ADSs on the New York Stock Exchange prior to the publication of the Announcement);

--------------------------------------------------------------------------------
                              LETTER FROM CLSA ECM
--------------------------------------------------------------------------------

     (c) a discount of approximately 91.73% to the average closing price on the Stock Exchange of approximately HK$1.2090 per Ordinary Share, and a discount of approximately 91.99% to the average closing price of US$16.007 per ADS on the New York Stock Exchange, for the 30 Business Days immediately prior to and including the Announcement Date;

     (d) a discount of approximately 90.82% to the average closing price on the Stock Exchange of approximately HK$1.0895 per Ordinary Share, and a discount of approximately 90.78% to the average closing price per ADS of US$13.912 on the New York Stock Exchange, for the 3 months ended on 17 December, 2002 (being the last full Business Day prior to suspension of trading of the Ordinary Shares on the Stock Exchange and the ADSs on the New York Stock Exchange prior to the publication of the Announcement);

     (e) a discount of approximately 93.11% to the audited consolidated net asset value per Share of approximately HK$1.4508 per Share (approximately US$18.603 per ADS) for the financial year ended 31 December, 2001, being the last audited full financial year of the Group (where the audited consolidated net asset value was RMB5,412,703,000 (approximately HK$5,126,371,011) and the weighted average number of shares outstanding during the financial year ended 31 December, 2001 of 3,533,552,900 Shares);

     (f) a multiple of approximately 0.41 times the Group's audited consolidated after-tax earnings of approximately HK$0.24 per Share (approximately US$0.031) for the year ended 31 December, 2001 (based on the weighted average number of shares outstanding during the financial year ended 31 December, 2001 of 3,533,552,900 Shares); and

     (g) a discount of approximately 93.46% to the closing price of HK$1.53 per Ordinary Share on the Stock Exchange, and a discount of approximately 93.46% to the closing price of US$19.60 per ADS on the New York Stock Exchange, on the Latest Practicable Date.

     THE OFFERORS MAKE NO REPRESENTATION AS TO THE ADEQUACY OR FAIRNESS OF THE OFFER PRICE. SHAREHOLDERS ARE ADVISED NOT TO TAKE ANY ACTION IN CONNECTION WITH THE OFFER UNTIL THEY HAVE RECEIVED ADVICE FROM THE INDEPENDENT BOARD COMMITTEE OF THE COMPANY. SHAREHOLDERS ARE ALSO STRONGLY ADVISED TO SEEK INDEPENDENT FINANCIAL ADVICE.


THE PRINCIPAL AGREEMENT

     On 18 December, 2002, Huachen and the Foundation entered into the Principal Agreement. Pursuant to the terms of the Principal Agreement, Huachen purchased a total of 1,446,121,500 Ordinary Shares from the Foundation, representing the Foundation's entire shareholding interest in the Company.

     The Sale Shares represent approximately 39.446% of the existing and issued share capital of the Company and the aggregate purchase price paid by Huachen to the Foundation for the Sale Shares was HK$144,612,150, equivalent to HK$0.10 per Ordinary Share. The purchase price was determined on the basis of arm's length negotiations. Completion of the Principal Agreement took place upon signing and the purchase price was paid in cash by Huachen to the Foundation.

     Prior to entering into the Principal Agreement, neither Huachen nor any of its respective associates (as defined in the Listing Rules) nor any party acting in concert with it (other than the Management Directors) had any interest in the Shares. Following completion of the Principal Agreement, Huachen held 1,446,121,500 Ordinary Shares, representing approximately 39.446% of the issued share capital of the Company.

--------------------------------------------------------------------------------
                              LETTER FROM CLSA ECM
--------------------------------------------------------------------------------

THE CALL OPTION AGREEMENTS

     On 18 December, 2002, each of the Management Directors entered into a Call Option Agreement with Huachen, immediately after the Principal Agreement was entered into and after completion of the sale and purchase of the Sale Shares pursuant thereto. Pursuant to the terms of the Call Option Agreements, Huachen granted to each of the Management Directors a call option in respect of a specified number of Ordinary Shares, totalling 346,305,630 Ordinary Shares in aggregate and comprising part of the Sale Shares, at an exercise price of HK$0.95 per Ordinary Share. Each call option is exercisable in whole or in part at any time during the period of 3 years commencing from the date falling 6 months after the earlier of: (a) the end of the Offer; and (b) the close of the Offer in accordance with this document.

     Details of the purchases of Ordinary Shares by the Management Directors from Huachen (assuming that the options under the Call Option Agreements are fully exercised) are set out in the table below:

                               NUMBER OF         PERCENTAGE OF THE COMPANY'S
MANAGEMENT DIRECTOR      ORDINARY SHARES                ISSUED SHARE CAPITAL
Mr. Wu                      92,911,266               Approximately 2.534%
Mr. Hong                    84,464,788               Approximately 2.304%
Mr. Su                      84,464,788               Approximately 2.304%
Mr. He                      84,464,788               Approximately 2.304%
                           -----------               --------------------
TOTAL                      346,305,630               Approximately 9.446%
                           ===========               ====================

     Under the terms of the Call Option Agreements, the Management Directors may elect to pay the exercise price in full or to pay 10% of the exercise price at the time of exercise of the option. If the Management Directors elect the latter payment option, the balance of the exercise price will be payable (free of any interest charge) within a 3-year period after the date of completion of the purchase of the relevant Ordinary Shares pursuant to the exercise of such option. Upon exercise of the option and as security for the balance of the exercise price, the Management Directors will pledge the Ordinary Shares which are so purchased from Huachen in favour of Huachen by delivering all relevant Share certificates to Huachen. Huachen will, upon receipt of the balance of the exercise price (or any part thereof) from the relevant Management Directors, release to such Management Director certificates for a prorated number of Ordinary Shares. Each Management Director has undertaken and agreed with Huachen that he will not create any encumbrance over or grant in favor of any person any interests in or do anything which may in any way prejudice the value of the relevant Ordinary Shares pledged with Huachen. Each Management Director is entitled to exercise the voting rights attached to the relevant pledged Ordinary Shares.

     If all the options under the Call Option Agreements were fully exercised, Huachen would hold a 30% interest in the Company.

     Other than the Call Option Agreements, the Offerors do not have any agreement, arrangement or understanding with any party to transfer any of the Ordinary Shares or ADSs or Employee Options acquired pursuant to the Offer to any other person.

--------------------------------------------------------------------------------
                              LETTER FROM CLSA ECM
--------------------------------------------------------------------------------

RATIONALE FOR THE PRINCIPAL AGREEMENT AND THE CALL OPTION AGREEMENTS

REASONS FOR THE SALE OF THE SALE SHARES BY THE FOUNDATION TO HUACHEN

     As a non-governmental and non profit-making social body corporate, the Foundation's principal aim is to promote the development of financial education in the PRC. Accordingly, the Foundation has indicated that it is not consistent or appropriate for it to be engaged in long-term investments or the operation or management of enterprises such as the Company. Therefore, the Foundation has indicated that it no longer wishes to hold the Sale Shares as a long-term investment or be a controlling Shareholder.

     In addition, the Foundation has indicated that it believes that, from the perspective of the long-term development of the Company, sale of the Sale Shares to Huachen is appropriate because:

     - The Liaoning Provincial Government, as the ultimate shareholder of Huachen, has decided to make the automotive industry one of the industrial pillars of the provincial economy, and the Company's subsidiary, Shenyang Automotive, is one of the leading enterprises in Liaoning's automotive industry. The Liaoning Provincial Government, through Huachen, will be able to provide support in ways that the Foundation has neither the ability nor resources to provide;

     - The Chinese automotive industry has traditionally been heavily regulated by the Chinese Government. Given such regulation, governmental involvement such as that which may be afforded by the Liaoning Provincial Government as a controlling Shareholder, is likely to be beneficial to the future development and success of the Company;

     - Since the Company's principal operations and assets are located in Liaoning Province, having Huachen as the largest Shareholder will be advantageous from the perspective of effective shareholder supervision and director support and supervision. For a number of years, the Liaoning Provincial Government has been providing strong support to the long-term development of the Company, for instance in the launch of the Zhonghua Sedan production and the proposed joint venture project between the Company and BMW. Therefore, the Liaoning Provincial Government's participation in the Company as a controlling Shareholder is a logical and natural extension to this support.


REASONS FOR THE GRANT OF THE CALL OPTIONS TO THE MANAGEMENT DIRECTORS BY HUACHEN

     Huachen agreed to grant the call options to the Management Directors in order to further incentivise the Management Directors to continue in their successful management of the Group and its business. It is anticipated that with the opportunity to increase their shareholding in the Company, the Management Directors will use their best efforts to further develop the business of the Group to maximise Shareholders' return. The exercise price of the call options (being HK$0.95 per Ordinary Share) was set at a discount of approximately 34.48% to the then market price (being HK$1.45 on 17 December, 2002, being the last full Business Day before trading in the Ordinary Shares was suspended pending the making of the Announcement) as an incentive to the Management Directors and represents a discount of approximately 21.42% to the 30-day average closing price of the Ordinary Shares up to 17 December, 2002.


THE SYNDICATION LETTER

     On 18 December, 2002, Huachen issued a Syndication Letter to the Management Directors. Pursuant to the terms of the Syndication Letter, it was agreed that the Management Directors would join Huachen as the Offerors in making the Offer to Shareholders, but that none of the Management Directors would have any obligation to purchase any Shares tendered in the Offer (if any) and that Huachen would be obliged to provide and/or arrange for the requisite funding required to enable the Offerors to, subject to the satisfaction of the Condition, acquire all of the Shares in respect of which acceptances are received at the close of the Offer and to acquire solely for its account any and all Shares tendered in the Offer (if any). Huachen will,

--------------------------------------------------------------------------------
                              LETTER FROM CLSA ECM
--------------------------------------------------------------------------------

among other things, provide and/or arrange for the requisite funding for the Offerors' share of stamp duty payable in respect of any such Shares and the fees and expenses which The Bank of New York, in its capacity as the Depositary Agent of the ADSs, may charge in connection with any Ordinary Shares represented by ADSs which may be tendered pursuant to the Offer (if any) (including fees and expenses which may be charged for cancelling any such ADSs (if any) and withdrawing Shares for delivery to Hong Kong (if any)).

     Under the Takeovers Code, the Management Directors are presumed to be acting in concert with Huachen. As a result, and in order to facilitate the making of the Offer, the Management Directors agreed to join Huachen to make the Offer and form part of the Offerors, on the terms and conditions set out in the Syndication Letter.


SHAREHOLDING STRUCTURE

     The shareholding structure of the Company immediately prior to the signing of the Principal Agreement and the Call Option Agreements, immediately after closing of the Offer and immediately after the exercise of all options under the Call Option Agreements was and will be as follows:


   IMMEDIATELY PRIOR TO SIGNING OF THE PRINCIPAL AGREEMENT AND THE CALL OPTION
                                   AGREEMENTS

           (PRINCIPAL AGREEMENT AND THE CALL OPTION AGREEMENTS CHART)

(The Chart shows the shareholding in the Company immediately prior to signing of the Principal Agreement and the Call Option Agreements of the Foundation, the Management Directors, the Remaining Director and the Public. This shareholding, for: (1) the Foundation is 1,446,121,500 Shares, representing 39.446%; (2) the Management Directors is 126,185,000 Shares*, representing 3.442%; (3) the Remaining Director is 2,800,000 Shares, representing 0.076%; and (4) the Public is 2,090,946,400 Shares, representing 57.036%.)

* Please refer to paragraph 2 of Appendix II to this document for particulars of Shares held by each Management Director.


                  IMMEDIATELY AFTER CLOSING OF THE OFFER (Note)

                          (CLOSING OF THE OFFER CHART)

(The Chart shows the shareholding in the Company immediately after closing of the Offer of Huachen, the Management Directors, the Remaining Director and the Public. This shareholding, for: (1) Huachen is 1,446,121,500 Shares, representing 39.446%; (2) the Management Directors is 126,185,000 Shares*, representing 3.442%; (3) the Remaining Director is 2,800,000 Shares, representing 0.076%; and (4) the Public is 2,090,946,400 Shares, representing 57.036%.)

Note: Assuming that the Condition is not satisfied and the Offer lapses and assuming that none of the Employee Options is exercised.

* Please refer to paragraph 2 of Appendix II to this document for particulars of Shares to be held by each Management Director.

--------------------------------------------------------------------------------
                              LETTER FROM CLSA ECM
--------------------------------------------------------------------------------

     IMMEDIATELY AFTER THE EXERCISE OF ALL THE OPTIONS UNDER THE CALL OPTION AGREEMENTS AND ASSUMING THAT NONE OF THE EMPLOYEE OPTIONS IS EXERCISED

                         (CALL OPTION AGREEMENTS CHART)

(The Chart shows the shareholding in the Company immediately after the exercise of the all of the options under the Call Option Agreements and assuming that none of the Employee Options is exercised. This shareholding, for: (1) Huachen is 1,099,815,870 Shares, representing 30%; (2) the Management Directors is 472,490,630 Shares*, representing 12.888%; (3) the Remaining Director is 2,800,000 Shares, representing 0.076%; and (4) the Public is 2,090,946,400
Shares, representing 57.036%.)

* Please refer to paragraph 2 of Appendix II to this document for particulars of Shares to be held by each Management Director.


INFORMATION ON THE OFFERORS

HUACHEN

     Huachen is a PRC state-owned limited liability company which was established under the laws of the PRC on 16 September, 2002 and is wholly beneficially owned by the Liaoning Provincial Government of the PRC. The directors of Huachen are Mr. Yang Bao Shan, Mr. Zhao Chang Yi, Mr. Zhu Xue Dong and Mr. Qin Li. Its principal place of business is located at 26 Kunshandong Road, Huanggu District, Shenyang City, Liaoning Province 110032, PRC. Huachen's principal business is the investment in automotive-related companies in the PRC.

     Huachen has a registered capital of RMB200,000,000. As at the Latest Practicable Date, Huachen was wholly-owned by the Liaoning Provincial Government of the PRC.

     Immediately following completion of the Principal Agreement, Huachen's shareholding interest in the Company was as detailed below:

                                  APPROXIMATE SHAREHOLDING
NUMBER OF SHARES                                PERCENTAGE
1,446,121,500 Ordinary Shares                      39.446%

     If all the options under the Call Option Agreements were fully exercised, Huachen's shareholding interest in the Company would be as detailed below:

                                   APPROXIMATE SHAREHOLDING
NUMBER OF SHARES                                 PERCENTAGE
1,099,815,870 Ordinary Shares                           30%

--------------------------------------------------------------------------------
                              LETTER FROM CLSA ECM
--------------------------------------------------------------------------------

THE MANAGEMENT DIRECTORS

     The Management Directors are members of the board of Directors, which comprises of 5 executive Directors and 3 independent non-executive Directors. Huachen does not have any intention of changing the composition of the board of Directors. It is intended that all of the Directors will continue to remain in office. Save for the Management Directors, brief particulars of whom are set out below, and the Remaining Director, who is the holder of outstanding Employee Options in respect of 2,338,000 Ordinary Shares, none of the other Directors is a party to any of the matters disclosed in this document.

     Mr. Wu, aged 40, has been Chairman of the board of Directors since June 2002 and a Director and Executive Vice President of the Company since 1993. He is responsible for the overall management and strategy of the Company. Mr. Wu was the Vice Chairman and the Chief Financial Officer of the Company from 1993 to June 2002. He is also a director of Shenyang Automotive. Mr. Wu holds a Bachelor of Arts degree from the Beijing Foreign Languages Institute and a Master of Business Administration degree from Fordham University in New York. He has served from 1988 to 1993 as Deputy Manager of the Bank of China, New York Branch.

     Mr. Hong, aged 39, has been the Vice Chairman of the Company since June 2002, and a Director and Executive Vice President of the Company since 1993. Mr. Hong also serves currently as Company Secretary. Mr. Hong is also a director of Shenyang Automotive. He received a Bachelor of Arts degree from the Beijing Foreign Languages Institute in 1984. He also received a Doctor of Jurisprudence degree from the Columbia University School of Law in New York and is a member of the Bar of the State of New York. From 1985 to 1986, Mr. Hong worked as an attache in the Ministry of Foreign Affairs of China. From 1986 to 1990, Mr. Hong was an international civil servant at the United Nations headquarters in New York.

     Mr. Su, aged 36, has been the President and Chief Executive Officer of the Company since June 2002, and a Director and Executive Vice President of the Company since 1992. He is responsible for the administrative and production management of the Company. Mr. Su is also the Chairman and a director of Shenyang Automotive. He holds a Bachelor of Arts degree from the People's University of China, as well as a graduation certificate from the Graduate School of the People's Bank of China. Mr. Su also served as General Manager of Shenyang Automotive from 1995 to 1997.

     Mr. He, aged 30, has been the Chief Financial Officer of the Company since June 2002 and a Director since 1998. He is responsible for the financial management of the Company. He is also a director of Shenyang Automotive, a company which he joined in 1995. Mr. He received a Bachelor of Arts degree from the University of Finance and Economics in Shanghai. From 1993 to 1995, he worked as the manager of the accounting department of Brilliance China Machinery Co., Ltd. in Luoyang, China.

     Save for the fact that the Offerors include four Directors, the Offerors are independent of, not acting in concert with and are not connected with the directors, chief executive and substantial shareholders of the Company, any of its subsidiaries or any of their respective associates (as defined in the Listing Rules).


TOTAL CONSIDERATION AND FINANCIAL RESOURCES

     As at the Latest Practicable Date, there were 3,666,052,900 Shares in issue, including Shares represented by ADSs, and outstanding Employee Options in respect of 8,014,000 Ordinary Shares (other than those held by the Management Directors). At a cash offer price of HK$0.10 per Ordinary Share and a cash offer price of HK$0.01 per Employee Option, the Offer Price values the entire issued share capital of the Company at HK$366,605,290 and values the Shares not already owned by the Offerors and parties acting in concert with them (if any) at HK$209,374,640 and the Employees Options (other than those held by the Management Directors) at HK$80,140.

--------------------------------------------------------------------------------
                              LETTER FROM CLSA ECM
--------------------------------------------------------------------------------

     CLSA ECM, the financial adviser to the Offerors, is satisfied that sufficient financial resources are available to the Offerors to enable them to satisfy acceptance of the Offer in full. The funds will be provided solely by Huachen and are sourced from internal resources of Huachen.


INTENTIONS OF THE OFFERORS FOLLOWING THE OFFER

     It is the intention of the Offerors to maintain the listing of the Ordinary Shares on the Stock Exchange and (in the form of ADSs) on the New York Stock Exchange. Upon expiry or lapse of the Offer, the directors of Huachen intend that the Company shall continue with the existing businesses of the Group and do not intend to propose or seek any major changes to the existing operations, management or the continued employment of, or the employment terms and conditions, of the employees of the Group. Huachen does not have any intention of injecting any assets into the Company nor does it have any intention of disposing of or transferring any of the Company's assets to Huachen or any other party.


MAINTAINING THE LISTING STATUS OF THE COMPANY

     It is the intention of the Offerors to maintain the listing of the Ordinary Shares on the Stock Exchange and (in the form of ADSs) on the New York Stock Exchange after the close of the Offer. The Offerors anticipate that the Company will continue to be subject to the reporting and other informational requirements of the Exchange Act. The Offerors have undertaken to the Stock Exchange that appropriate steps will be taken as soon as possible following the close of the Offer to ensure that not less than 25% of the Shares will be held in public hands so as to ensure compliance with Rule 8.08 of the Listing Rules. These include arranging for a sale of the existing Shares by existing Shareholders (who are not regarded as members of the public for the purpose of the Listing Rules) to persons who are independent of the chief executive, any director and substantial shareholders of the Company or its subsidiaries and their respective associates (as defined in the Listing Rules) and/or such other steps as may be appropriate to restore the minimum percentage of securities of the Company held in the public hands in accordance with the Listing Rules.

     THE STOCK EXCHANGE HAS INDICATED THAT IF, UPON THE CLOSING OF THE OFFER, LESS THAN 25% OF THE ISSUED SHARE CAPITAL OF THE COMPANY IS HELD IN THE PUBLIC HANDS OR IF THE STOCK EXCHANGE BELIEVES THAT A FALSE MARKET EXISTS OR MAY EXIST IN THE TRADING OF THE SHARES OR THAT THERE ARE INSUFFICIENT SHARES IN PUBLIC HANDS TO MAINTAIN AN ORDERLY MARKET, IT WILL CONSIDER EXERCISING ITS DISCRETION TO SUSPEND DEALINGS IN THE SHARES.

     THE STOCK EXCHANGE HAS ALSO INDICATED THAT IT WILL CLOSELY MONITOR ALL FUTURE ACQUISITIONS OR DISPOSALS OF ASSETS BY THE COMPANY. IF THE ORDINARY SHARES REMAIN LISTED ON THE STOCK EXCHANGE, ANY ACQUISITIONS OR DISPOSALS OF ASSETS BY THE GROUP WILL BE SUBJECT TO THE PROVISIONS OF THE LISTING RULES. PURSUANT TO THE LISTING RULES, THE STOCK EXCHANGE HAS THE DISCRETION TO REQUIRE THE COMPANY TO ISSUE A CIRCULAR TO ITS SHAREHOLDERS IRRESPECTIVE OF THE SIZE OF ANY PROPOSED ACQUISITIONS AND DISPOSALS OF ASSETS BY THE GROUP, PARTICULARLY WHEN SUCH PROPOSED ACQUISITIONS AND DISPOSALS OF ASSETS BY THE GROUP REPRESENT A DEPARTURE FROM THE PRINCIPAL ACTIVITIES OF THE GROUP. THE STOCK EXCHANGE HAS THE POWER TO AGGREGATE A SERIES OF ACQUISITIONS AND DISPOSALS OF ASSETS BY THE GROUP AND ANY SUCH ACQUISITIONS OR DISPOSALS OF ASSETS MAY RESULT IN THE COMPANY BEING TREATED AS IF IT WERE A NEW LISTING APPLICANT AND SUBJECT TO THE REQUIREMENTS FOR NEW LISTING APPLICATION AS SET OUT IN THE LISTING RULES.


SETTLEMENT OF CONSIDERATION

     The consideration due to Ordinary Shareholders who accept the Offer will be paid (less stamp duty in respect of the Ordinary Shares tendered by them under the Offer) within ten days of the later of the date on which duly completed valid forms of acceptance and transfer, the relevant share certificate(s) and/or

--------------------------------------------------------------------------------
                              LETTER FROM CLSA ECM
--------------------------------------------------------------------------------

transfer receipt(s) and/or any other document(s) of title, and/or any satisfactory indemnity or indemnities required in respect thereof, are received by the Registrar to render acceptance of the Offer complete and valid, and the date when the Offer becomes or is declared unconditional. Cheques for the requisite cash amount will be sent to the person named in the form of acceptance and transfer at the address stated in such form or, if no such name and address is stated in such form, to the first-named registered holder of the relevant Ordinary Shares (in the case of joint registered Ordinary Shareholders) or the sole registered holder of the relevant Ordinary Shares at the registered address shown in the Register. Ordinary Shareholders who accept the Offer may elect to receive the consideration due to them (less stamp duty in respect of the Ordinary Shares tendered by them under the Offer) in Hong Kong dollars or US dollars by so indicating in the form of acceptance and transfer. If no such indication is given in the form of acceptance and transfer, the relevant Ordinary Shareholder will be deemed to have elected to receive payment of the consideration in Hong Kong dollars. If the relevant Ordinary Shareholder elects to receive payment of the consideration in US dollars, the relevant amount will be converted into US dollars based on the 5 February, 2003 noon buying rate in New York City for cable transfers as certified by customs purposes by the Federal Reserve Bank of New York.

     The consideration due to holders of Employee Options who accept the Offer will be paid within ten days of the later of the date on which duly completed valid forms of acceptance and cancellation of Employee Options and the relevant certificate(s) of Employee Options are received by the Company Secretary to render acceptance of the Offer complete and valid, and the date on which the Offer becomes or is declared unconditional. Cheques for the requisite cash amount will be sent to the holders of the Employee Options at their respective addresses as they appear in their forms of acceptance and cancellation of Employee Options.

     Please refer to the sub-paragraph headed "Acceptance for Payment and Payment for Ordinary Shares represented by ADSs" in paragraph 7 of Appendix I to this document for details of payment for Ordinary Shares represented by ADSs tendered and accepted by the Offerors pursuant to the Offer.

     All cheques will be sent at the risk of the persons entitled to them and none of the Offerors, CLSA, CLSA ECM nor the Registrar nor any of the directors of Huachen nor any other person involved in the Offer will be responsible for any loss or delay in transmission or any other liabilities that may arise as a result thereof.


GENERAL

     Pursuant to the Takeovers Code, the Company is required to (i) form an independent board committee to consider the Offer and make recommendation to the Shareholders regarding the acceptance of the Offer; and (ii) appoint an independent financial adviser to advise the independent board committee regarding the Offer.

     Pursuant to the Takeovers Code, the Company is required to despatch the Offeree Document containing, amongst other things, the advice from the independent board committee and the independent financial adviser to the independent board committee within 14 days after the posting of this document, unless the consent of the Executive has been obtained. If there is a delay in the despatch of the Offeree Document, the Offerors agree to extend the First Closing Date by the same number of days.

     The Offerors do not intend to exercise any right which may be available to them under the provisions of Section 102 or 103 of the Companies Act to acquire compulsorily any Shares not acquired under the Offer after the Offer has closed or ended.

--------------------------------------------------------------------------------
                              LETTER FROM CLSA ECM
--------------------------------------------------------------------------------

     Settlement of the consideration to which any Shareholder is entitled under the Offer will be implemented in full in accordance with the terms of the Offer without regard to any lien, right of set-off, counterclaim or other analogous right to which the Offerors may otherwise be, or claim to be, entitled against such Shareholder.


FURTHER TERMS OF THE OFFER

     Further terms of the Offer, including the procedure for acceptance, the acceptance period and revisions of the Offer, are set out in Appendix I to this document and the accompanying form of acceptance and transfer (in respect of Ordinary Shareholders) or the form of acceptance and cancellation of Employee Options (in respect of holders of Employee Options) or the Letter of Transmittal (in respect of holders of ADSs).


STAMP DUTY

     Seller's ad valorem stamp duty arising in connection with acceptance of the Offer at the rate of HK$1.00 for every HK$1,000 (or part thereof) of the value of the consideration payable in respect of the relevant acceptance by Ordinary Shareholders and ADS holders (if any) will be deducted from the amount payable to such Ordinary Shareholders or ADS holders (if any) who accept the Offer. The Offerors will hold the amount so deducted and will pay the same on behalf of such Ordinary Shareholders or ADS holders (if any) in respect of the relevant acceptance to the Stamp Duty Office in accordance with the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong).


TAXATION

     Your attention is drawn to paragraph 8 of Appendix I to this document which summarises certain of the US federal income tax consequences of an acceptance of the Offer for US holders of Ordinary Shares or ADSs. You are strongly advised to consult your tax and financial advisers before making any decision about the Offer.


PROCEDURE FOR ACCEPTANCE OF THE OFFER IN RESPECT OF ORDINARY SHARES REPRESENTED BY ADSS

INSTRUCTIONS ON HOW TO ACCEPT THE OFFER IN RESPECT OF ORDINARY SHARES REPRESENTED BY ADSS ARE PROVIDED IN APPENDIX I TO THIS DOCUMENT AND IN THE LETTER OF TRANSMITTAL.

     The Bank of New York, the depositary for the ADSs, has provided the Offerors with a list of ADS holders for the purpose of disseminating the Offer to holders of ADSs subject to the Offer. This document and the related materials are being mailed by the Offerors to holders of record of the ADSs and are being furnished by the Offerors to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the stockholder lists or who are listed as participants in a clearing agency's security position listing, for transmittal to beneficial owners of the ADSs.

     Where an acceptance relates to Ordinary Shares represented by ADSs, settlement of any consideration payment pursuant to the Offer to which the accepting ADS holder is entitled will be paid to the Depositary Agent on behalf of the ADS holder. The Depositary Agent will issue, or cause to be issued, the cheque for the cash consideration as instructed by the ADS holder in his or her Letter of Transmittal.

     To accept the Offer in respect of Ordinary Shares represented by ADSs, the Letter of Transmittal must be completed in accordance with its instructions and returned, together with any document(s) of title, so as to be received by the Depositary Agent, if by post, at The Bank of New York, Tender & Exchange

--------------------------------------------------------------------------------
                              LETTER FROM CLSA ECM
--------------------------------------------------------------------------------

Department, P.O. Box 11248, Church Street Station, New York, New York 10286-1248, US, and if by hand, at The Bank of New York, Tender & Exchange Department, 101 Barclay Street, Receive and Delivery Window, New York, New York 10286, US, by no later than 6:00 p.m. (E.S.T.) on 5 February, 2003 (or such later time and/or date as the Offerors may determine and announce).


FEES AND EXPENSES OF THE DEPOSITARY AGENT

     The Offerors will pay all fees and expenses of the Depositary Agent incurred in connection with the Offer, including any fees and expenses associated with a cancellation of ADSs and a withdrawal of Ordinary Shares underlying the ADSs that may be effected by the Depositary Agent in order to effect the tender of Ordinary Shares represented by ADSs.


ADDITIONAL INFORMATION

     Your attention is also drawn to the additional information set out in the appendices which form part of this document.

                                                      Yours faithfully,
                                                     For and on behalf of
                                             CLSA EQUITY CAPITAL MARKETS LIMITED
                                                        TIM FERDINAND
                                                      Managing Director

-------------------------------------------------------------------------------
APPENDIX I                           DETAILED TERMS AND CONDITIONS OF THE OFFER
-------------------------------------------------------------------------------

1.    DETAILED TERMS AND CONDITIONS OF THE OFFER

      1.1   THE OFFER

            CLSA has made a conditional cash offer, on behalf of the Offerors, to acquire all of the Shares (including Ordinary Shares represented by ADSs) in issue not already beneficially owned by the Offerors and any parties acting in concert with them, at a price of HK$0.10 per Share, or HK$10.00 per ADS (approximately US$1.28), and all of the Employee Options (other than those held by the Management Directors) at a price of HK$0.01 per Employee Option.

      1.2   CONDITION OF THE OFFER

            The Offer is conditional upon the Offerors having received acceptances of the Offer (and such acceptances not, where permitted, having been withdrawn) by 4:00 p.m. on the date which is 28 days after the date of this document (or such later time(s) and/or date(s) as the Offerors may, subject to the rules of the Takeovers Code, decide) which, together with Shares (including Shares represented by ADSs) already owned or acquired by the Offerors before or during the Offer period, will result in the Offerors holding more than 50% of the voting rights of the Company. If the Offerors do not receive valid acceptances of the Offer by such time and date, which together with Shares (including Shares represented by ADSs) already owned or acquired by the Offerors before or during the Offer period will result in the Offerors holding more than 50% of the voting rights of the Company, the Offer cannot become unconditional and the Offer will lapse.

      1.3   QUALIFYING SHAREHOLDERS AND HOLDERS OF EMPLOYEE OPTIONS

            The Offer is open to Qualifying Shareholders and to holders of Employee Options (other than the Management Directors).

      1.4   ACCEPTANCE PERIOD AND REVISIONS

            Although the Offerors do not intend to extend or revise the Offer, they reserve the right to do so after the despatch of this document, either in their respective terms and conditions or in the value or nature of the consideration offered or otherwise in accordance with the relevant provisions of the Takeovers Code. Unless the Offer has previously been revised or extended, the Offer will close, in respect of Ordinary Shares and Employee Options, on Thursday, 6 February, 2003 (Hong Kong time) and, in respect of Ordinary Shares represented by ADS, on Wednesday, 5 February, 2003 (E.S.T.). All acceptances, in respect of Ordinary Shares and Employee Options, must be received by the Registrar and the Company Secretary, respectively, by 4:00 p.m. (Hong Kong time) on Thursday, 6 February, 2003 (or such later time and/or date as the Offerors may determine and announce) and, in respect of Ordinary Shares represented by ADS, by the Depositary Agent by 6:00 p.m. (E.S.T.) on Wednesday, 5 February, 2003 (or such later time and/or date as the Offerors may determine and announce).

            If the Offer is extended, the announcement of such extension will state the next closing date and the Offer shall, unless previously extended or revised, be closed on the subsequent closing date. In the event that the closing date of the Offer is extended, any reference in this document, the form of acceptance and transfer, the form of acceptance and cancellation of Employee Options or the Letter of Transmittal to the closing date shall, except where the context otherwise requires, be deemed to refer to the closing date of the Offer as so extended.

-------------------------------------------------------------------------------
APPENDIX I                           DETAILED TERMS AND CONDITIONS OF THE OFFER
-------------------------------------------------------------------------------

            If the Offer is revised, the announcement of such revision will state the next closing date. If the Offer is revised, it will remain open for acceptance for a period of not less than 14 days and unless previously extended or revised shall be closed on the subsequent closing date. The benefit of any revision of the Offer will be available to any Shareholder (including any holder of ADSs) or holder of Employee Options who has previously accepted the Offer. The execution by or on behalf of any Ordinary Shareholder or holder of Employee Options who has previously accepted the Offer by properly completing, duly executing and delivering a form of acceptance and transfer or a form of acceptance and cancellation of Employee Options (as the case may be) to the Registrar or the Company Secretary (as the case may be), or holders of ADSs who have accepted the Offer by properly completing, duly executing and delivering a Letter of Transmittal, and any other documents required by the Letter of Transmittal, to the Depositary Agent, shall be deemed to constitute acceptance of the revised Offer unless such holder becomes entitled to withdraw his or her acceptance and duly does so.

      1.5 TIME OF ACQUISITION OF ORDINARY SHARES, ORDINARY SHARES REPRESENTED BY ADSS AND EMPLOYEE OPTIONS

            Ordinary Shares, Ordinary Shares represented by ADSs and Employee Options which are properly tendered pursuant to the Offer will be acquired only if the Condition is satisfied and only when the Offer closes.

      1.6   GENERAL

            (a) All communications, notices, Forms of Acceptance, Letters of Transmittal and/or, share certificates, ADRs, transfer receipts, and/or other documents of title (and/or any satisfactory indemnity or indemnities required in respect thereof) and/or certificate(s) in respect of Employee Options (if any) and remittances to be delivered by or sent to or from the accepting Shareholders and holders of Employee Options will be delivered by or sent to or from them, or their designated agents, at their own risk, and none of the Company, the Offerors, the Depositary Agent and any of their respective agents accepts any liability for any loss in postage or any other liabilities that may arise as a result thereof.

            (b) The accidental omission to despatch this document and/or the Form of Acceptance, the Letter of Transmittal, any related documents or any of them to any person to whom the relevant Offer is made will not invalidate the Offer in any way.

            (c) References to the Offer, in this document and in the accompanying form of acceptance and transfer in respect of Ordinary Shares or the form of acceptance and cancellation of Employee Options in respect of Employee Options obtainable from the principal office of the Company or the Letter of Transmittal with respect to ADSs obtainable from the principal office of the Company or the Information Agent (with respect to Ordinary Shares represented by ADSs) at 77 Water Street, 20th Floor, New York, New York 10005, US, shall include any extension and/or revision thereof.

            (d)   The Offer is made in accordance with the Takeovers Code.

            (e) The English text of this document and the Form of Acceptance (including the Letter of Transmittal) shall prevail over the Chinese text for the purpose of interpretation.

-------------------------------------------------------------------------------
APPENDIX I                           DETAILED TERMS AND CONDITIONS OF THE OFFER
-------------------------------------------------------------------------------

2.    OVERSEAS SHAREHOLDERS AND/OR HOLDERS OF EMPLOYEE OPTIONS

      As the Offer to persons not resident in Hong Kong may be affected by the laws of the relevant jurisdiction in which they are resident, Overseas Shareholders and/or holders of Employee Options who are citizens or residents or nationals of a jurisdiction outside Hong Kong should inform themselves about and observe any applicable legal or regulatory requirements and where necessary seek legal advice. It is the responsibility of Overseas Shareholders and/or holders of Employee Options who wish to accept the Offer to satisfy themselves as to the full observance of the laws of the relevant jurisdiction in connection therewith (including the obtaining of any governmental or other consent which may be required or the compliance with other necessary formalities and the payment of any transfer or other taxes due in respect of such jurisdiction).

      The Offerors are not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state of the US or non-US jurisdiction statute. If the Offerors become aware of any valid state of the US or non-US jurisdiction statute prohibiting the making of the Offer or acceptance of ADSs pursuant thereto, the Offerors will make a good faith effort to comply with such state of the US or non-US jurisdiction statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Offerors cannot comply with any such state of the US or non-US jurisdiction statute, the Offer will not be made to (and tenders will not be accepted from or on behalf of) holders of Ordinary Shares or ADSs or Employee Options in such state of the US or non-US jurisdiction.


INFORMATION FOR US SHAREHOLDERS

      The Offer is open to US Shareholders, including US holders of ADSs. The Offer is being made for the securities of the Company, a company incorporated outside the US. The Offer will be made in accordance with the requirements of the Takeovers Code in Hong Kong and will be subject to disclosure and other procedural requirements that are different from those under US law.

      It may be difficult for US investors to enforce their rights and any claim that they may have arising under US federal securities laws, since the Offerors are located outside of the US, and all of the officers and directors of Huachen and all of the Management Directors are residents of a country other than the US. US investors may not be able to effect service of process upon a non-US company or its officers or directors, or other non-US persons, for violations of the US securities laws. It may be difficult for a US investor to enforce a judgement obtained from a US court against the Offerors.

      The Offer in the US is being made pursuant to an exemption from certain US tender offer rules provided by Rule 14d-1(c) under the Exchange Act.

      Holders of Ordinary Shares and ADSs in the US should be aware that the Offerors may purchase securities in the Company otherwise than under the Offer, such as in the open market or through privately negotiated purchases. Save as provided in the Call Option Agreements, the Offerors do not presently intend to make any such purchases. If made, any purchases (other than pursuant to the Call Option Agreements (which cannot occur until six months after the Offer ends or closes)) will be disclosed by publishing an announcement in accordance with the requirements of the Takeovers Code.

      The Offer in the US is being made directly by the Offerors and not by CLSA. References to the Offer being made by CLSA contained herein should be read accordingly.

-------------------------------------------------------------------------------
APPENDIX I                           DETAILED TERMS AND CONDITIONS OF THE OFFER
-------------------------------------------------------------------------------

      US holders of the Ordinary Shares and ADSs should be aware that tendering the securities described herein may have tax consequences in the US. Such consequences for investors who are residents in, or citizens of, the US may not be described fully herein. See "US Federal Income Tax Consequences" in this Appendix. The Offerors strongly advise investors to consult their own tax and financial advisers before making any decisions about the Offer.

      This document, the form of acceptance and transfer and the Letter of Transmittal, together with exhibits, are being filed on Form CB with the SEC pursuant to Rule 14d-1(c) under the Exchange Act. Copies of the Form CB and any amendments thereto, including exhibits, will be available without charge at the SEC website at www.sec.gov.

      Any questions or requests for assistance in completing the forms included in the Letter of Transmittal or requests for additional copies of this document with respect to holders of Ordinary Shares represented by ADSs may be directed to the Information Agent at: 77 Water Street, 20th Floor, New York, New York 10005, US, telephone number (1-212) 269 5550 (for banks and brokerage firms) or (1-800) 207 3159 (for all others).

      This document, the accompanying form of acceptance and transfer or the accompanying Letter of Transmittal (as the case may be) contain important information about the Offer. The Offerors urge holders of Ordinary Shares and ADSs in the US to read them in their entirety before any decision is made with regards to the Offer. The Offerors make no representation as to the adequacy or fairness of the Offer Price.

      This document has not been reviewed by any federal or state securities commission or regulatory authority in the US, nor has any such commission or authority passed upon the accuracy or adequacy of this document. Any representation to the contrary is unlawful and may be a criminal offence.

      Please also refer to the paragraph headed "The Syndication Letter" in "Letter from CLSA ECM" and the sub-paragraph headed "Fees and Expenses and Stamp Duty" in paragraph 7 of this Appendix for further information on the payment of any fees and expenses which The Bank of New York, in its capacity as the depositary of the ADSs, may charge in connection with any Ordinary Shares represented by ADSs which may be tendered pursuant to the Offer (if any).


3.    PROCEDURE FOR ACCEPTANCE AND SETTLEMENT OF ORDINARY SHARES AND
      EMPLOYEE OPTIONS

      (a) If the Share certificate(s) and/or transfer receipt(s) and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) in respect of your Ordinary Shares is/are in your name, and you wish to accept the Offer, you must send the form of acceptance and transfer duly completed together with the relevant Share certificate(s) and/or transfer receipt(s) and/or other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) to the Registrar.

      (b) If the Share certificate(s) and/or transfer receipt(s) and/or any other document(s) of the title (and/or any satisfactory indemnity or indemnities required in respect thereof) in respect of your Ordinary Shares is/are in the name of a nominee company or some name other than your own, and you wish to accept the Offer, you must either:

            (i) lodge your Share certificate(s) and/or transfer receipt(s) and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) with the nominee company, or other nominee, with instructions authorising it to accept the Offer on your behalf and requesting it to deliver the form of acceptance and transfer duly completed

-------------------------------------------------------------------------------
APPENDIX I                           DETAILED TERMS AND CONDITIONS OF THE OFFER
-------------------------------------------------------------------------------

                  together with the relevant Share certificate(s) and/or transfer receipt(s) and/or other document(s) of title
                  (and/or any satisfactory indemnity or indemnities required in respect thereof) to the Registrar; or

            (ii) arrange for the Ordinary Shares to be registered in your name by the Company through the Registrar and send the form of acceptance and transfer duly completed together with the relevant Share certificate(s) and/or transfer receipt(s) and/or any other document(s) of title (and/or satisfactory indemnity or indemnities required in respect thereof) to the Registrar.

      (c) If you have lodged (a) transfer(s) of any of your Ordinary Shares for registration in your name and have not yet received your Share certificate(s) and you wish to accept the Offer, you should nevertheless complete the form of acceptance and transfer and deliver it to the Registrar together with the transfer receipt(s) duly signed by yourself. Such action will be deemed to be irrevocable authority to the Offerors or their respective agent(s) to collect from the Company or the Registrar on your behalf the relevant Share certificate(s) when issued and to deliver such certificate(s) to the Registrar and to authorise and instruct the Registrar to hold such certificate(s), subject to the terms of the Offer, as if it was/they were delivered to the Registrar with the form of acceptance and transfer.

      (d) If the Share certificate(s) and/or transfer receipt(s) and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) is/are not readily available and/or is/are lost and you wish to accept the Offer, the form of acceptance and transfer should nevertheless be completed and delivered to the Registrar together with a letter stating that you have lost one or more of your Share certificate(s) and/or transfer receipt(s)and/or other documents of title or that it/they is/are not readily available. If you find such document(s) or if it/they becomes/become available, the relevant Share certificate(s) and/or transfer receipt(s) and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) should be forwarded to the Registrar as soon as possible thereafter. If you have lost your Share certificate(s), you should also write to the Registrar for a form of letter of indemnity which, when completed in accordance with the instructions given, should be returned to the Registrar.

      (e) If the certificate(s) (if any) in respect of your Employee Option(s) is/are lost, and you wish to accept the Offer, the relevant form of acceptance and cancellation of Employee Options should nevertheless be completed and delivered to the principal place of business of the Company in Hong Kong together with a letter stating that you have lost one or more of the certificate(s) to which the relevant Employee Option(s) relate (if any). If you find such certificate(s) subsequently, the relevant certificate(s) of Employee Options (if any) should be forwarded to the principal place of business of the Company in Hong Kong as soon as possible thereafter.

      (f) Seller's ad valorem stamp duty for the Ordinary Shares registered on the Hong Kong branch register arising in connection with the acceptance of the Offer will be payable by each Ordinary Shareholder who accepts the Offer at the rate of HK$1 for every HK$1,000 or part thereof for the consideration payable by the Offerors in respect of the Ordinary Shares being sold by such Ordinary Shareholder. Such stamp duty will be deducted from the cash amount due to such Ordinary Shareholder on acceptance of the Offer. The Offerors will hold the amount so deducted and will pay the same on behalf of such Ordinary Shareholders in respect of the relevant acceptance to the Stamp Duty Office in accordance with the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong).

-------------------------------------------------------------------------------
APPENDIX I                           DETAILED TERMS AND CONDITIONS OF THE OFFER
-------------------------------------------------------------------------------

      (g) No acknowledgement of receipt for any Form(s) of Acceptance, Share certificate(s), transfer receipt(s), certificate(s) in respect of Employee Options and/or any other document(s) of title (and, or any satisfactory indemnity or indemnities required in respect thereof) will be given.


4.    ANNOUNCEMENTS

      By 6:00 p.m. (Hong Kong time) on the closing date of the Offer, or such later time and/or date as the Executive may agree, the Offerors shall inform the Executive and the Stock Exchange of its intentions in relation to the extension or expiry of the Offer. The Offerors shall publish a teletext announcement through the Stock Exchange and disseminated through news wire services in the ordinary course in the US by 7:00 p.m. (Hong Kong time) on the closing date of the Offer stating whether the Offer has been revised or extended. The Offerors shall publish an announcement on the next Business Day stating whether the Offer have been revised, extended or have expired. The announcement shall state the total number of Shares and rights over Shares and Employee Options:

      --    for which acceptances of the Offer have been received;

      -- held, controlled or directed by the Offerors or persons acting in concert with it before the Offer period; and

      -- acquired or agreed to be acquired during the Offer period by the Offerors or any parties acting in concert with it.

      The announcement shall include the details of voting rights, rights over shares, derivatives and arrangements as required by Rule 3.5(c), (d) and (f) of the Takeovers Code. The announcement shall also specify the percentages of the relevant classes of share capital, and the percentages of voting rights, representing by these numbers.

      In computing the number of Shares represented by acceptances, there may be included or excluded, for announcement purposes, acceptances which are not in all respects in order or are subject to verification. The number of these acceptances will be separately stated.

      As required under the Takeovers Code and the Listing Rules, all announcements in relation to the Offer in respect of which the Executive and (if applicable) the Stock Exchange have confirmed that they have no further comments thereon, must be published as a paid announcement in at least one leading English language newspaper and one leading Chinese language newspaper, being in each case a newspaper which is published daily and circulating generally in Hong Kong.


5.    NO RIGHT OF WITHDRAWAL

      Acceptances of the Offer will be irrevocable and cannot be withdrawn, except in the circumstances set out in Rule 17 of the Takeovers Code (which is to the effect that if the Offer has not become unconditional on the 21st day from the First Closing Date, acceptances of the Offer may be withdrawn) and in Rule 19.2 of the Takeovers Code (which is to the effect that if the Offerors are unable to comply with any requirements of making announcements under Rule 19 of the Takeovers Code relating to the Offer, the Executive may require that Shareholders (including holders of ADSs) and holders of Employee Options who have accepted the Offer be granted a right to withdraw such acceptance, on terms acceptable to the Executive). A further announcement will be made by the Offerors if any such right of withdrawal (as described in this paragraph) is available to Shareholders (including holders of ADSs) and holders of Employee Options.

-------------------------------------------------------------------------------
APPENDIX I                           DETAILED TERMS AND CONDITIONS OF THE OFFER
-------------------------------------------------------------------------------

6. EFFECT OF ACCEPTANCE OF THE OFFER BY QUALIFYING SHAREHOLDERS (OTHER THAN THOSE WHO ARE HOLDERS OF ADSS) AND BY HOLDERS OF EMPLOYEE OPTIONS


      EFFECT OF ACCEPTANCE OF THE OFFER BY QUALIFYING SHAREHOLDERS (OTHER THAN THOSE WHO ARE HOLDERS OF ADSS)

            Each Ordinary Shareholder by whom, or on whose behalf, a Form of Acceptance is executed irrevocably undertakes, represents, warrants and agrees to and with the Offerors and CLSA, so as to bind him or her, his or her personal representatives, heirs, successors and assigns, to the following effect:

            (a) that the execution of the relevant Form of Acceptance whether or not any boxes are completed shall constitute:

                  (i) an acceptance of the Offer (as the case may be) in respect of the number of Ordinary Shares (as the case may be) in the Company inserted or deemed to be inserted in such form on and subject to the terms and conditions set out or referred to in this document and in such form and that, subject only to the rights of withdrawal set out or referred to in paragraph 5 of this Appendix, each such acceptance and election shall be irrevocable; and

                  (ii) an undertaking to execute any further documents, take any further actions and give any further assurances which may be required in connection with the foregoing including, without limitation, to secure the transfer of the Ordinary Shares in respect of which he or she has accepted or is deemed to have accepted the Offer, as the case may be, to the Offerors and the benefit of all dividends and distributions paid, made or declared on or after the Announcement Date;

            (b) the Ordinary Shares acquired under the Offer are sold by such person or persons free from all claims, equities, liens, charges, encumbrances, rights of pre-emption and any other third party rights of any nature and together with all rights attaching to them, including in respect of the Ordinary Shares the right to receive in full all dividends and other distributions, if any, declared, made or paid after the Announcement Date;

            (c) if such acceptor is an overseas holder, that he or she has observed the laws of all relevant territories, obtained any and all requisite governmental or other consents, complied with all requisite formalities and paid any and all transfer or other taxes due from him or her in connection with such acceptance in the territory, that he or she has not taken or omitted to take any action which will or may result in the Offerors, CLSA or any other person acting or being in breach of the legal or regulatory requirements of any territory in connection with the Offer or his or her acceptance thereof and he or she is permitted under all applicable laws to receive and accept the Offer (and any revision thereof), and that such acceptance is valid and binding in accordance with all applicable laws;

            (d) that such Ordinary Shareholder will deliver or procure the delivery to the Registrar of his or her Share certificate(s) and/or transfer receipt(s) and/or any other document(s) of title and/or any satisfactory indemnity or indemnities in respect thereof in respect of all Ordinary Shares held by him or her in respect of which the Offer has been accepted or is deemed to have been accepted and not validly withdrawn, or an indemnity acceptable to the Offerors in lieu thereof, as soon as possible;

-------------------------------------------------------------------------------
APPENDIX I                           DETAILED TERMS AND CONDITIONS OF THE OFFER
-------------------------------------------------------------------------------

            (e) that the execution and delivery of the relevant Form(s) of Acceptance to the Registrar constitutes a separate and irrevocable authority and request to the Offerors to procure the despatch by post of a cheque in respect of any cash payment in connection with the Offer, at the risk of such Ordinary Shareholder, to the person or agent whose name and address is set out in the relevant Form(s) of Acceptance or, if none is set out, to the first-named registered holder of the relevant Ordinary Shares (in the case of joint registered Ordinary Shareholders) or the sole registered holder of the relevant Ordinary Shares at the registered address shown in the register of members of the Company;

            (f) that in relation to the Offer, he or she will do all such acts and things as shall be necessary or expedient to vest to the Offerors, or their respective nominees or such other person as it may decide, the Ordinary Shares to which such acceptance relates;

            (g) that he or she submits, in relation to all matters arising out of the Offer and the Forms of Acceptance, to the jurisdiction of the courts of Hong Kong;

            (h) acceptance of the Offer by any nominee will be deemed to constitute a warranty by such nominee to the Offeror that the number of Ordinary Shares indicated in the Form of Acceptance is the aggregate number of Ordinary Shares held by such nominee for such beneficial owners who are accepting the Offer;

            (i) the Offer and all acceptances thereof, the Form of Acceptance and all contracts made pursuant to the Offer, and all action taken or made or deemed to be taken or made pursuant to these terms are governed by and shall be construed in accordance with the laws of Hong Kong. Execution of a Form of Acceptance by or on behalf of the relevant Ordinary Shareholder will constitute such Ordinary Shareholder's submission in relation to all matters arising out of the Offer and the relevant
                  Form of Acceptance to the jurisdiction of the courts of Hong Kong and the Ordinary Shareholder's agreement that nothing shall limit the right of the Offerors or CLSA to bring an action, suit or proceeding arising out of or in connection with the creation, validity, effect, interpretation or performance of the legal relations established in relation to the Offer and the Forms of Acceptance in any other manner permitted by law or in any court of competent jurisdiction;

            (j) in relation to any acceptance of the Offer in respect of a holding of Ordinary Shares which is in uncertificated form, the Offerors reserve the right to make such alternations, additions or modifications as may be necessary or desirable to give effect to any purported acceptance of the Offer whether in order to comply with the facilities or requirements or CCASS or otherwise, provided such alternations, additions or modifications are consistent with the requirements of the Takeovers Code or are otherwise made with the consent of the Executive;

            (k) the terms, provisions, instructions and authorities contained in or deemed to be contained in the Form of Acceptance constitute part of the terms of the Offer. The provisions of this Appendix shall be deemed to be incorporated into the Form of Acceptance; and

            (l) due execution of the Form of Acceptance in respect of the Offer will constitute an authority to the Offerors, CLSA, any director of the Huachen or of CLSA or their respective agents to complete, amend and execute on behalf of the Ordinary Shareholders who accept the Offer, the Form of Acceptance and any document and, in relation to the

-------------------------------------------------------------------------------
APPENDIX I                           DETAILED TERMS AND CONDITIONS OF THE OFFER
-------------------------------------------------------------------------------
                  Offer, to do any other act that may be necessary or expedient for the purpose of vesting in Huachen, or such person or persons as it may direct, the Ordinary Shares which are the subject of such acceptance.


      EFFECT OF ACCEPTANCE OF THE OFFER BY HOLDERS OF EMPLOYEE OPTIONS

            Each holder of Employee Options who executes a form of acceptance and cancellation of Employee Options irrevocably undertakes, represents, warrants and agrees to and with the Offerors and the Company to the following effect:

            (a) that the execution of the form of acceptance and cancellation of Employee Options shall constitute an acceptance of the Offer in respect of the number of Ordinary Shares in respect of which the Employee Options to subscribe is surrendered for cancellation is inserted or deemed to be inserted in such form on and subject to the terms and conditions set out or referred to in this document and in such form of acceptance and cancellation of Employee Options and that, subject only to the rights of withdrawal set out or referred to in paragraph 5 of this Appendix, each such acceptance and cancellation shall be irrevocable;

            (b) that the execution and delivery of the form of acceptance and cancellation of Employee Options to the Company Secretary at the Company's principal place of business in Hong Kong constitutes a separate and irrevocable authority and request to the Offerors to procure the despatch of a cheque in respect of such cash payment in connection with the Offer, at the risk of such holder of Employee Options, to such holder of Employee Options at the address in his or her form of acceptance and cancellation of Employee Options;

            (c) that he or she submits, in relation to all matters arising out of the Offer and the form of acceptance and cancellation of Employee Options, to the jurisdiction of the courts of Hong Kong;

            (d) the Offer and all acceptances thereof, the form of acceptance and cancellation of Employee Options and all contracts made pursuant to the Offer, and all action taken or made or deemed to be taken or made pursuant to these terms are governed by and construed in accordance with the laws of Hong Kong. Execution of a form of acceptance and cancellation of Employee Options by a holder of Employee Options will constitute such holder's submission in relation to all matters arising out of the Offer and the relevant form of acceptance and cancellation of Employee Options to the jurisdiction of the courts of Hong Kong and the holder's agreement that nothing shall limit the right of the Offerors to bring an action, suit or proceeding arising out of or in connection with the creation, validity, effect, interpretation or performance of the legal relations established in relation to the Offer and the form of acceptance and cancellation of Employee Options in any other manner permitted by law or in any court of competent jurisdiction;

            (e) the terms, provisions, instructions and authorities contained in or deemed to be contained in the form of acceptance and cancellation of Employee Options constitute part of the terms of the Offer. The provisions of this Appendix shall be deemed to be incorporated into the form of acceptance and cancellation of Employee Options; and

            (f) due execution of the form of acceptance and cancellation of Employee Options in respect of the Offer will constitute an authority to the Offerors, any director of Huachen or their respective agents to complete, amend and execute on behalf of the holder of Employee Options who accepts the Offer, the form of acceptance and cancellation of Employee

-------------------------------------------------------------------------------
APPENDIX I                           DETAILED TERMS AND CONDITIONS OF THE OFFER
-------------------------------------------------------------------------------

                  Options and any document and, in relation to the Offer, to do any other act that may be necessary or expedient for the purpose of cancelling the rights under the Employee Options which are the subject of such acceptance.


7.    THE ADSS


      PROCEDURE FOR TENDERING ORDINARY SHARES REPRESENTED BY ADSS

            VALID TENDER OF ORDINARY SHARES REPRESENTED BY ADSS. This section should be read together with the instructions in the Letter of Transmittal. The provisions of this section shall be deemed to be incorporated in and form a part of the Letter of Transmittal. The instructions printed on the Letter of Transmittal form a part of the terms of the Offer with respect to the ADSs.

            In order to avoid "backup withholding" of US federal income tax at a rate of 30% and other related tax penalties, each holder of ADSs participating in the Offer is urged to provide the Offerors with such holder's correct taxpayer identification number on Form W-9, or if appropriate, a certificate of such holder's non-US status on a Form W-8BEN, W-8IMY, W-8ECI or W-8EXP. A substitute Form W-9 has been included as part of the Offer materials and a Form W-8BEN, W-8IMY, W-8ECI or W-8EXP may be obtained from the Information Agent. For more information, see "US Federal Income Tax Consequences" in paragraph 8 of Appendix I to this document.

            In order for ADSs to be validly tendered a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message (as defined below) in connection with a book-entry delivery of ADSs, and any other required documents, must be received by the Depositary Agent at one of its addresses set forth on the Letter of Transmittal before the ADS Latest Acceptance Time and either (A) the ADR certificates evidencing the tendered ADSs must be received by the Depositary Agent along with the Letter of Transmittal or (B) the ADSs must be tendered by book-entry transfer described below and a Book-Entry Confirmation (as defined below) must be received by the Depositary Agent, in each case before the ADS Latest Acceptance Time.

            The Offer in respect of Ordinary Shares represented by ADSs shall be validly accepted by the tendering holder upon delivery of a Letter of Transmittal, the relevant ADR certificates evidencing ADSs (or, in the case of a book-entry transfer, an Agent's Message and Book-Entry Confirmation (each as defined below)) and other required documents to the Depositary Agent by holders of ADSs (without any further action by the Depositary Agent), subject to the terms and conditions of this Offer and in the Letter of Transmittal. The acceptance of the Offer by a tendering holder of ADSs under the procedures described above will be deemed to constitute a binding agreement between such tendering holder of ADSs and the Offerors upon the terms of the Offer.

            IF ADR CERTIFICATES EVIDENCING ADSS HAVE BEEN DELIVERED BY A HOLDER OF ADSS TO TENDER THE ORDINARY SHARES REPRESENTED BY SUCH ADSS, THEN THE ORDINARY SHARES REPRESENTED BY SUCH ADSS MAY NOT ALSO BE SEPARATELY TENDERED.

            THE OFFERORS ADVISE EACH HOLDER OF ADSS THAT THE METHOD THE HOLDER CHOOSES TO SEND ADR CERTIFICATES AND THE PROPER COMPLETION OF AND DELIVERY OF THE LETTER OF TRANSMITTAL AND OTHER DOCUMENTS, INCLUDING DELIVERY THROUGH THE DEPOSITORY TRUST COMPANY ("BOOK-ENTRY TRANSFER FACILITY"), IS AT THE OPTION AND RISK OF HOLDER, AND THAT DELIVERY WILL BE DEEMED MADE ONLY WHEN THE PROPER MATERIALS ARE ACTUALLY RECEIVED BY THE DEPOSITARY AGENT (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY

--------------------------------------------------------------------------------
APPENDIX I                            DETAILED TERMS AND CONDITIONS OF THE OFFER
--------------------------------------------------------------------------------

     BOOK ENTRY CONFIRMATION (AS DEFINED BELOW)). IF DELIVERY IS MADE BY MAIL, THE OFFERORS RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, A HOLDER OF ADSS SHOULD ALLOW SUFFICIENT TIME TO ENSURE DELIVERY BEFORE THE ADS LATEST ACCEPTANCE TIME.

          BOOK-ENTRY TRANSFER. The Depositary Agent will establish an account with respect to interests in ADSs held in book-entry form at the Book-Entry Transfer Facility for purposes of the Offer within two New York business days after the date of this document. Any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of ADSs by causing the Book-Entry Transfer Facility to transfer such ADSs into the Depositary Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures for transfer.

          Although delivery of interests in ADSs evidenced by ADRs may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal (or a copy of it), properly completed and duly executed with any required signature guarantees, or an Agent's Message (as defined below) in connection with a book-entry delivery of interests in ADSs, and any other required documents, must, in any case, be transmitted to and received by the Depositary Agent at one of its addresses set forth on the Letter of Transmittal before the ADS Latest Acceptance Time for ADSs evidenced by ADRs to be validly tendered.

          The term "Agent's Message" means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary Agent, and forming a part of the Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the ADSs, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Offerors may enforce such agreement against the participant.

          The term "Book-Entry Confirmation" means the confirmation of a book-entry transfer of ADSs into the Depositary Agent's account at the Book-Entry Transfer Facility.

          REQUIRED DOCUMENTS MUST BE TRANSMITTED TO AND RECEIVED BY THE DEPOSITARY AGENT AT ONE OF ITS ADDRESSES SET FORTH ON THE LETTER OF TRANSMITTAL. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY ACCORDING TO THE BOOK-ENTRY TRANSFER FACILITY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY AGENT.

          SIGNATURE GUARANTEES. Signatures on all Letters of Transmittal must be guaranteed by a financial institution (most commercial banks, savings and loan associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program (each, an "Eligible Institution") unless the ADSs tendered thereby are tendered: (i) by a registered holder of ADSs who has not completed either the box entitled "Special Delivery Instructions" or the box entitled. "Special Payment Instructions" in the Letter of Transmittal, or (ii) for the account of an Eligible Institution. See Instruction 1 of the Letter of Transmittal.

          If an ADR certificate is registered in the name of a person other than the signer of the Letter of Transmittal, then the ADR certificate must be endorsed or accompanied by appropriate stock powers, signed exactly as the name(s) of the registered holder(s) appear on the ADR certificate, with the

--------------------------------------------------------------------------------
APPENDIX I                            DETAILED TERMS AND CONDITIONS OF THE OFFER
--------------------------------------------------------------------------------

     signature(s) on such ADR certificate or stock powers guaranteed by an Eligible Institution. Evidence of the payment of any applicable stock transfer tax must also be presented. See Instructions 1 and 5 of the Letter of Transmittal.

          If the ADRs are forwarded separately to the Depositary Agent, a properly completed and duly executed Letter of Transmittal (or a copy of it) must accompany each such delivery.

          Notwithstanding any other provisions hereof, payment for Ordinary Shares represented by ADSs accepted for payment pursuant to the Offer will in all cases be made only after receipt by the Depositary Agent within the permitted period of time of ADRs evidencing such ADSs, or of Book-Entry Confirmation, and a properly completed and duly executed Letter of Transmittal (or copy of it), together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and any other documents required by the Letter of Transmittal, and only if the Offer has become unconditional.

          PARTIAL TENDERS. If fewer than all the ADSs evidenced by any ADRs delivered to the Depositary Agent are to be tendered, the holder of those ADSs should so indicate in the Letter of Transmittal by filling in the number of ADSs that are to be tendered in the box entitled "Number of ADSs Tendered". In such case, a new ADR for the remainder of the ADSs represented by the surrendered ADR will be sent to the person(s) signing such Letter of Transmittal (or delivered as such person properly indicates in such Letter of Transmittal) as promptly as practicable following the ADS Latest Acceptance Time.

          APPOINTMENT AS PROXY AND ATTORNEY. By tendering ADSs, a holder irrevocably appoints each of the Offerors and each of their directors and officers from time to time jointly, and each of them severally, such holder's true and lawful agents, attorneys-in-fact and proxies in the manner set forth in the Letter of Transmittal, each with full power of substitution, to receive all benefits and otherwise exercise all rights of beneficial ownership of the ADSs tendered by such holder and accepted for payment by the Offerors and with respect to any and all other securities issued or issuable in respect of such ADSs on or after the date of this document. All such appointments will be considered coupled with an interest in the tendered ADSs. Any such appointment will be effective when, and only to the extent that, the Offerors accept for payment ADSs tendered by such holder as provided in this document. Upon the effectiveness of such appointment, all prior powers of attorney, proxies and consents given by such holder with respect to the ADSs will, without further action, be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given by such holder (and, if given, will not be deemed effective). The designees of the Offerors will thereby be empowered to exercise all voting and other rights with respect to such ADSs (and any such other securities or rights issued or issuable in respect of such securities) in respect of any annual, special or adjourned meeting of otherwise, as they in their sole discretion deem proper. The Offerors reserve the right to require that, in order for ADSs to be deemed validly tendered, immediately upon the Offerors' acceptance for payment of Ordinary Shares represented by such ADSs, the Offerors must be able to exercise full voting, consent and other rights with respect to such ADSs (and any such other securities or rights issued or issuable in respect of such securities) including voting at any meeting of the holders of Ordinary Shares or ADSs.

          DETERMINATION OF VALIDITY OF THE TENDER OF ORDINARY SHARES AND ADSS. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tendered Ordinary Shares and ADSs under any of the procedures described above will be determined by the Offerors in their sole discretion and in accordance with Hong Kong law.

--------------------------------------------------------------------------------
APPENDIX I                            DETAILED TERMS AND CONDITIONS OF THE OFFER
--------------------------------------------------------------------------------

          The Offerors reserve the absolute right to reject any and all tenders of ADSs and Ordinary Shares determined by it not to be properly tendered. The Offerors reserve the right to reject any and all tenders of any ADSs and Ordinary Shares if their acceptance may, in the opinion of the Offerors' counsel, be unlawful. If any Ordinary Shares represented by ADSs tendered are not purchased because of an invalid tender, the ADR certificates evidencing such ADSs and other documents relating to such ADSs, if any, will be returned, without expense to, but at the risk of, the tendering holder (or, in the case of ADSs delivered by book-entry transfer, the appropriate book-entry transfer will be effected), as promptly as practicable. Any tendered Ordinary Shares not purchased because of an invalid tender will similarly be returned by transfer of such Ordinary Shares to the holder.

          Neither the Offerors, nor the Depositary Agent, nor any other person shall be under any duty to give or incur any liability for failure to give any notification of defects or irregularities. Tenders of ADSs and Ordinary Shares will not be deemed to have been made until all such defects or irregularities have been cured or waived or satisfied before the ADS Latest Acceptance Time.


     WITHDRAWAL RIGHTS

          EXCEPT AS SET OUT IN PARAGRAPH 5 IN THIS APPENDIX, TENDERS OF ORDINARY SHARES REPRESENTED BY ADSS ARE IRREVOCABLE. ONLY IF PERMITTED MAY TENDERS OF ORDINARY SHARES REPRESENTED BY ADSS INTO THE OFFER BE WITHDRAWN IN ACCORDANCE WITH THE PROCEDURES SET FORTH BELOW.

          Any withdrawals of tenders of Ordinary Shares represented by ADSs effected pursuant to paragraph 5 in this Appendix may not be rescinded, and any ADSs properly withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. However, the Offer may be accepted again in respect of the withdrawn ADSs by the holder re-tendering those ADSs by following one of the procedures described in "Procedure For Tendering Ordinary Shares represented by ADSs".

          For purposes of the Offer, a withdrawal of ADSs is considered to be a withdrawal of the underlying Ordinary Shares. Withdrawals may be made in whole or in part.

          WITHDRAWAL OF ADSS. Withdrawal of ADSs is subject to the requirements set out in paragraph 5 of this Appendix. For a withdrawal to be effective, a written or facsimile notice of withdrawal of such ADSs must be received by the Depositary Agent at one of its addresses set forth on the Letter of Transmittal. Any such notice must specify the name of the person who tendered the ADSs to be withdrawn and (if ADRs have been tendered) the name of the registered holder, if different from that of the person who tendered the ADSs evidenced by such ADRs. If ADRs evidencing ADSs to be withdrawn have been delivered or otherwise identified to the Depositary Agent, then before the physical release of such ADRs, the certificate numbers shown on the particular ADRs evidencing the ADSs to be withdrawn must be submitted to the Depositary Agent, and the signature(s) on the form of withdrawal must be guaranteed by an Eligible Institution, unless interests in ADSs evidenced by ADRs have been tendered for the account of an Eligible Institution. If ADSs evidenced by ADRs to be withdrawn have been tendered pursuant to the procedure for book-entry transfer as set forth in "Procedure For Tendering Ordinary Shares represented by ADSs", any such notice of withdrawal must also specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn ADSs, in which case a notice of withdrawal will be effective if delivered to the Depositary Agent as provided in the Offer Document.

          DETERMINATION OF VALIDITY OF WITHDRAWAL OF ADSS. All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Offerors, in their sole discretion, which determination shall be final and binding. No withdrawal of ADSs shall be deemed to have been properly made until all defects and irregularities have been cured

--------------------------------------------------------------------------------
APPENDIX I                            DETAILED TERMS AND CONDITIONS OF THE OFFER
--------------------------------------------------------------------------------

     or waived. None of the Offerors, the Company, the Depositary Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notification.


     EFFECT OF ACCEPTANCE OF THE OFFER BY HOLDERS OF ORDINARY SHARES REPRESENTED BY ADSS

          Each holder of Ordinary Shares represented by ADSs by whom, or on whose behalf, a Letter of Transmittal is executed irrevocably undertakes, represents, warrants and agrees to and with the Offerors and CLSA, so as to bind him or her, his or her personal representatives, heirs, successors and assigns, to the following effect:

          (a) the Ordinary Shares and/or ADSs acquired under the Offer are sold by such person or persons free from all claims, equities, liens, charges, encumbrances, rights of pre-emption and any other third party rights of any nature and together with all rights attaching to them, including in respect of the Shares the right to receive in full all dividends and other distributions, if any, declared, made or paid after the Announcement Date;

          (b) that he or she submits, in relation to all matters arising out of the Offer and the Letter of Transmittal, to the jurisdiction of the courts of Hong Kong; and

          (c) the Offer and all acceptances thereof, the Letter of Transmittal and all contracts made pursuant to the Offer, and all action taken or made or deemed to be taken or made pursuant to these terms are governed by and shall be construed in accordance with the laws of Hong Kong. Execution of a Letter of Transmittal by or on behalf of the relevant holder of Ordinary Shares represented by ADSs will constitute such holder's submission in relation to all matters arising out of the Offer and the relevant Letter of Transmittal to the jurisdiction of the courts of Hong Kong and the holder's agreement that nothing shall limit the right of the Offerors or CLSA to bring an action, suit or proceeding arising out of or in connection with the creation, validity, effect, interpretation or performance of the legal relations established in relation to the Offer and the Letter of Transmittal in any other manner permitted by law or in any court of competent jurisdiction.


     ACCEPTANCE FOR PAYMENT AND PAYMENT FOR ORDINARY SHARES REPRESENTED BY ADSS

          PAYMENT. Upon the terms and subject to the conditions of the Offer, the Offerors will accept for payment and will pay for all Ordinary Shares represented by ADSs validly tendered prior to the ADS Latest Acceptance Time and not properly withdrawn in accordance with "Withdrawal Rights" promptly after the later to occur of:

          -    the ADS Latest Acceptance Time; and

          - the satisfaction or waiver of the conditions set forth in "Detailed Terms and Conditions of the Offer-Condition of the Offer".

          Holders of Ordinary Shares represented by ADSs tendered may elect to be paid in Hong Kong dollars or US dollars by so indicating in the Letter of Transmittal. If no such indication is given in the Letter of Transmittal, the relevant ADS holder will be deemed to have elected to receive payment of the consideration in US dollars. If the relevant ADS holder elects to be paid in US dollars, the relevant amount will be converted into US dollars based on the 5 February, 2003 noon buying rate in New York City for cable transfers as certified by customs purposes by the Federal Reserve Bank of New York.

--------------------------------------------------------------------------------
APPENDIX I                            DETAILED TERMS AND CONDITIONS OF THE OFFER
--------------------------------------------------------------------------------

          ACCEPTANCE FOR PAYMENT OF ORDINARY SHARES REPRESENTED BY ADSs. In all cases, payment for Ordinary Shares represented by ADSs tendered and accepted for payment pursuant to the Offer will be made only after receipt by the Depositary Agent within the permitted period of time of:

          - either (A) the ADR certificates which evidence such ADSs or (B) Book-Entry Confirmation of transfer of such ADSs into the Book-Entry Transfer Facility pursuant to the procedure set forth in "Procedure for Tendering Ordinary Shares represented by ADSs";

          - either (A) the Letter of Transmittal, properly completed and duly executed with any required signature guarantees, or (B) an Agent's Message in connection with a book-entry transfer; and

          - any other documents required by the Letter of Transmittal. For purposes of the Offer, the Offerors will be deemed to have accepted for payment, and thereby purchased, Ordinary Shares represented by ADSs properly tendered to the Offerors and not withdrawn if and when the Offerors give oral or written notice to the Depositary Agent of the Offerors' acceptance of such Ordinary Shares represented by ADSs for payment, and only if the Offer has become unconditional. Payment for Ordinary Shares represented by ADSs accepted pursuant to the Offer will be made by deposit of the aggregate purchase price for those Ordinary Shares represented by ADSs with the Depositary Agent, which under the Letter of Transmittal will be appointed and will act as agent for tendering holders for the purpose of receiving payment from the Offerors and transmitting payment in accordance with such tendering holder's instructions in the Letter of Transmittal. The Offerors' acceptance for payment of ADSs tendered pursuant to the Offer will constitute a binding agreement between the tendering holder and the Offerors upon the terms and subject to the conditions of the Offer.

          Upon the deposit of funds with the Depositary Agent for the purpose of making payments to tendering holders of ADSs, the Offerors' obligation to make such payment shall be satisfied and tendering holders must thereafter look solely to the Depositary Agent for payment of amounts owed to them by reason of the acceptance for payment of Ordinary Shares represented by ADSs pursuant to the Offer.


     FEES AND EXPENSES AND STAMP DUTY

          All fees and expenses of the Depositary Agent incurred in connection with the Offer, including any fees and expenses associated with a cancellation of ADSs and a withdrawal of the Ordinary Shares underlying the ADSs that may be effected by the Depositary Agent in order to effect the tender of the Ordinary Shares represented by ADSs, will be paid by the Offerors. Seller's ad valorem stamp duty arising in connection with the acceptance of the Offer at the rate of HK$1.00 for every HK$1,000 (or part thereof) of the value of the consideration payable in respect of the relevant acceptance by holders of Ordinary Shares and ADSs (if any) will be deducted by the Offerors from the amount payable by the Offerors to such holders who accept the Offer. The Offerors will pay the stamp duty on behalf of such holders in respect of the relevant acceptance to the Stamp Duty Office in Hong Kong in accordance with the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong). Other than the above, the Offerors will pay any stock transfer taxes (including stamp duty) incident to the transfer to it of validly tendered ADSs and Ordinary Shares, except as otherwise provided in the Letter of Transmittal and as indicated elsewhere in this document, as well as any charges and expenses of the Depositary Agent.

--------------------------------------------------------------------------------
APPENDIX I                            DETAILED TERMS AND CONDITIONS OF THE OFFER
--------------------------------------------------------------------------------

          If any tendered Ordinary Shares represented by ADSs are not purchased pursuant to the Offer for any reason, or if the Offer lapses in accordance with its terms, or if ADRs are submitted evidencing more ADSs than are tendered, then ADRs evidencing unpurchased or untendered Ordinary Shares represented by ADSs will be returned, without expense to the tendering holder (or, in the case of Ordinary Shares represented by ADSs tendered by book-entry transfer, the appropriate book-entry transfer will be effected), as promptly as practicable following the lapse of the Offer.


8.   US FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of certain US federal income tax consequences associated with tendering the Ordinary Shares, including Ordinary Shares represented by ADSs, for cash pursuant to the Offer. The summary is based on currently existing provisions in the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations promulgated and proposed under the Code, judicial decisions and administrative interpretations, all of which are subject to change, possibly with retroactive effect. US holders of ADSs or Ordinary Shares should consult their own tax and financial advisers before making any decisions about the Offer.

     Holders of ADSs will be treated for US federal income tax purposes as owners of the Ordinary Shares underlying the ADSs. Accordingly, except as noted, the US federal income tax consequences apply equally to holders of the ADSs and Ordinary Shares.

     This discussion does not address all aspects of US federal income taxation that may be relevant to particular holders in light of their personal circumstances, including, for example, holders who acquired their ADSs and Ordinary Shares through the exercise of options or otherwise as compensation, holders who are deemed by the application of Sections 304(c) and/or 318(a) of the Code to constructively own Shares owned by the Offerors, or holders subject to special tax rules (e.g. financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, dealers or traders in securities or currencies, holders who hold their ADSs or Shares as part of hedging, straddle, conversion or other integrated transactions, US persons whose functional currency is not the US dollar, persons who have ceased to be US citizens or to be taxed as resident aliens, pass-through entities, and tax-exempt entities, or holders who do not hold their ADSs and Shares as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment)).

     As used in this paragraph 8, a "US holder" means a beneficial owner of ADSs and Ordinary Shares, who is, for US federal income tax purposes:

     - An individual who is a citizen or resident of the US as defined in the Code;

     - A corporation (or an entity taxable as a corporation for US federal income tax purposes) created or organised in or under the laws of the US or of any political subdivision thereof;

     - An estate, the income of which is subject to US federal income taxation regardless of its source; or

     - A trust, either if (a) a US court is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable US Treasury regulations to be treated as a US person.

     A beneficial owner of ADSs and Ordinary Shares who is not a US holder is a "non-US holder".

--------------------------------------------------------------------------------
APPENDIX I                            DETAILED TERMS AND CONDITIONS OF THE OFFER
--------------------------------------------------------------------------------

US HOLDERS

     A US holder will generally realise gain or loss in an amount equal to the difference between the amount realised on the Offer and the holder's adjusted tax basis in the ADSs and Ordinary Shares tendered. The amount realised will equal the US dollar amount of cash received from the Offerors. Any such gain or loss recognised generally will be capital in nature and will be treated as long-term capital gain or loss if the US holder has held the ADSs and Ordinary Shares for more than one year at the time of tendering the securities. Such gain or loss generally will be income or loss from a foreign source for US foreign tax credit limitation purposes.


NON-US HOLDERS

     A non-US holder will generally not be required to pay US federal income or withholding tax on any gain realised as a result of the exchange of ADSs and Ordinary Shares for cash pursuant to the Offer, unless such gain is effectively connected with the conduct by such non-US holder of a trade or business within the US.


US HOLDERS AND NON-US HOLDERS: INFORMATION AND BACKUP WITHHOLDING

     Payments made to holders pursuant to the Offer may be subject to information reporting to the US Internal Revenue Service and to US backup withholding at a rate of 30% on the gross amount of such payments. Backup withholding will not apply to a holder who furnishes a correct taxpayer identification number or a certificate of foreign status and makes certain other required certifications, or who is otherwise exempt from backup withholding (e.g., a US corporation).

     To avoid information reporting and backup withholding, holders of the ADSs and US holders of Ordinary Shares who tender their Shares pursuant to the Offer should provide the Depositary Agent with a properly executed substitute Form W-9, in the case of a US holder, or a properly executed Form W-8BEN, W-8ECI, W-8EXP or W-8IMY, as appropriate, in the case of a non-US holder. Non-US holders of Shares with accounts maintained at locations outside the US into which payment will be transferred are not required to submit a certificate to prevent backup withholding. Other non-US holders of Shares, including non-US holders with accounts maintained at locations inside the US into which payment will be transferred, may be requested to complete and submit a properly executed Form W-8BEN, W-8ECI, W-8EXP or W8IMY, as appropriate.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against a holder's US federal income tax liability, provided the required information is furnished to the US Internal Revenue Service. Non-US holders should consult their own tax advisors regarding the application of the information reporting rules that apply to them. A substitute Form W-9 is included with the Offer materials for your convenience. Additional forms may be obtained upon request from the Depositary Agent or the Information Agent.

--------------------------------------------------------------------------------
APPENDIX I                            DETAILED TERMS AND CONDITIONS OF THE OFFER
--------------------------------------------------------------------------------

9.   PRICE RANGE OF ADSS

     ADSS. The Company's ADSs trade on the New York Stock Exchange under the symbol "CBA". The following table sets forth, for the quarter indicated, the actual high and low sales prices per ADS (each representing 100 Ordinary Shares) on the New York Stock Exchange.


                             NEW YORK STOCK EXCHANGE

                                                      PRICE OF ADSS
                                                   HIGH           LOW
                                                  (US$)          (US$)
Fiscal Year Ended 31 December, 2000
First Quarter                                    16.5625        11.5625
Second Quarter                                   20.9375         13.125
Third Quarter                                     37.625          17.25
Fourth Quarter                                     34.75         25.625

Fiscal Year Ended 31 December, 2001
First Quarter                                       31.3           23.5
Second Quarter                                     33.85          23.29
Third Quarter                                         25          11.68
Fourth Quarter                                      22.7           14.8

Fiscal Year Ended 31 December, 2002
First Quarter                                      21.32           16.2
Second Quarter                                     18.45          12.55
Third Quarter                                      15.15          12.13
Fourth Quarter                                        19          10.65

     On 6 January, 2003, the last Business Day prior to printing of this document, the last reported sale price of the ADSs on the New York Stock Exchange was US$19.60 per ADS. HOLDERS ARE URGED TO OBTAIN CURRENT AND HISTORICAL MARKET QUOTATIONS FOR THE ADSs.

--------------------------------------------------------------------------------
APPENDIX II                                                  GENERAL INFORMATION
--------------------------------------------------------------------------------

1.   RESPONSIBILITY STATEMENT

     The issue of this document has been approved by the directors of Huachen and the Management Directors.

     This document includes particulars given in compliance with the Securities and Futures Commission Ordinance (Chapter 24 of the Laws of Hong Kong) and the Takeovers Code for the purpose of giving information with regard to the Offerors and the Offer.

     The directors of Huachen and the Management Directors accept full responsibility for the accuracy of the information in this document and confirm, having made all reasonable enquiries, that to the best of their knowledge, opinions expressed in this document have been arrived at after due and careful consideration and there are no other facts not contained in this document the omission of which would make any statements in this document misleading.

     The information on the Group in this document has been extracted from the published interim and annual reports of the Group and from previously published information available as at the Latest Practicable Date. The directors of Huachen and the Management Directors take full responsibility that such information has been accurately extracted.


2.   SHAREHOLDINGS AND DEALINGS

     Huachen acquired 1,445,121,500 Ordinary Shares at a price of HK$0.10 per Share pursuant to the Principal Agreement and completion took place on 18 December, 2002. As at the Latest Practicable Date, Huachen held 1,445,121,500 Shares.

     The Management Directors' shareholdings in the Company are as follows:

                                                     IN THE EVENT THAT ALL OF THE MANAGEMENT
                                                     DIRECTORS EXERCISE THEIR RESPECTIVE CALL
                                                          OPTIONS UNDER THE CALL OPTION
                                                       AGREEMENTS IN FULL AND ASSUMING THAT
                                                      THERE IS NO CHANGE IN THE ISSUED SHARE
              IMMEDIATELY PRIOR TO SIGNING OF THE     CAPITAL OF THE COMPANY AND NO EXERCISE
                   CALL OPTION AGREEMENTS                OF THE EMPLOYEE OPTIONS BY THEM
NAME OF           (NUMBER            (APPROXIMATE        (NUMBER                 (APPROXIMATE
MANAGEMENT    OF ORDINARY            SHAREHOLDING    OF ORDINARY                 SHAREHOLDING
DIRECTOR          SHARES)             PERCENTAGE)        SHARES)                  PERCENTAGE)
Mr. Wu         30,000,000     Approximately 0.82%    122,911,266          Approximately 3.35%
Mr. Hong       26,640,000     Approximately 0.73%    111,104,788          Approximately 3.03%
Mr. Su         34,500,000     Approximately 0.94%    118,964,788          Approximately 3.25%
Mr. He         35,045,000     Approximately 0.96%    119,509,788          Approximately 3.26%

     Save as disclosed above, none of the Offerors and parties acting in concert with them hold any Ordinary Shares (or Ordinary Shares represented by ADSs).

--------------------------------------------------------------------------------
APPENDIX II                                                  GENERAL INFORMATION
--------------------------------------------------------------------------------

     The board of Directors has granted Employee Options to the Management Directors and the details are as follows:

                                                                NUMBER OF OPTIONS
                                                                       HELD AS AT
                                                                18 DECEMBER, 2002
                                                                  (BEING THE LAST
                                               SUBSCRIPTION          BUSINESS DAY
                                 EXERCISES        PRICE PER          PRIOR TO THE
NAME       DATE OF GRANT            PERIOD   ORDINARY SHARE    ANNOUNCEMENT DATE)
Mr. Wu      2 June, 2001     10 years from         HK$1.896             2,800,000
                              2 June, 2001
Mr. Hong    2 June, 2001     10 years from         HK$1.896             2,338,000
                              2 June, 2001
Mr. Su      2 June, 2001     10 years from         HK$1.896             2,338,000
                              2 June, 2001
Mr. He      2 June, 2001     10 years from         HK$1.896             2,338,000
                              2 June, 2001

     Save for the Employee Options listed in the preceding table and the call options granted pursuant to the Call Option Agreements, none of the Offerors hold any convertible securities, derivatives, warranties or options in the Company.

     As at the Latest Practicable Date, outstanding Employee Options granted by the Company were in respect of 17,828,000 Ordinary Shares, in aggregate, to the Management Directors, the Remaining Director, and certain employees of the Group. The Remaining Director holds outstanding Employee Options in respect of 2,338,000 Ordinary Shares. The Employee Options are exercisable at any time during the period of 10 years from 2 June, 2001 at an exercise price of HK$1.896 per Ordinary Share. Such options are personal to the grantee and cannot be transferred or assigned.

     Other than the Employee Options, the Company does not have any convertible securities, derivatives, warrants or options in issue.

     During the Relevant Period, certain CLSA group companies, wholly independent of and from the Offerors and in the ordinary and usual course of their business in providing order facilitation services to other CLSA group companies and to enhance liquidity in the Ordinary Shares and ADSs, have traded in the Ordinary Shares and ADSs of the Company. Such CLSA group companies have ceased trading in the Ordinary Shares and ADSs since 28 October, 2002 and will not conduct any such trade prior to the close of the Offer. Such CLSA group companies currently show a zero balance in both the Ordinary Shares and ADSs. Pursuant to Note 4 to Rule 26.3 of the Takeovers Code, the CLSA group has been granted a ruling by the Executive that such trades are not relevant for the purposes of Rule 26.3 of the Takeovers Code.

     Save as disclosed above, there were no dealings in Shares (including ADSs) by the Offerors, the directors of Huachen, the Offerors and parties acting in concert with them from 14 May, 2002 up to the Latest Practicable Date.

--------------------------------------------------------------------------------
APPENDIX II                                                  GENERAL INFORMATION
--------------------------------------------------------------------------------

3.   MARKET PRICES

     The table below sets out the closing prices per Ordinary Share as quoted on the Stock Exchange and the closing prices per ADS as quoted on the New York Stock Exchange on (i) the last Business Day for each of the six calendar months immediately prior to the Announcement; (ii) the trading day immediately before the announcement made by the Company on 14 November, 2002 relating to the possible change in the substantial shareholder of the Company; (iii) on the last trading day prior to the Announcement; and (iv) on the Latest Practicable Date.

                                                            CLOSING PRICE
                                                             PER ORDINARY    CLOSING PRICE
DATE                                                                SHARE          PER ADS
                                                                    (HK$)            (US$)
31 May, 2002                                                         1.30            16.68
28 June, 2002                                                        1.06            14.30
31 July, 2002                                                        1.16            14.55
30 August, 2002                                                      1.09            13.90
30 September, 2002                                                   0.99            12.13
31 October, 2002                                                     0.93            12.24
13 November, 2002 (the trading day immediately before the
 announcement made by the Company on 14 November, 2002)              0.98            12.65
29 November, 2002                                                    1.29            16.75
17 December, 2002 (the last full Business Day
 prior to the Announcement)                                          1.45            18.60
The Latest Practicable Date                                          1.53            19.60

     The highest and lowest closing prices per Ordinary Share quoted on the Stock Exchange during the Relevant Period were HK$1.53 on the Latest Practicable Date and HK$0.85 on 9 October, 2002, respectively.

     The highest and lowest closing prices per ADS quoted on the New York Stock Exchange during the Relevant Period were US$19.60 on the Latest Practicable Date and US$10.65 on 9 October, 2002, respectively.


4.   DOCUMENTS AVAILABLE FOR INSPECTION

     Copies of the following documents are available for inspection during normal business hours at the offices of Baker & McKenzie at 14th Floor, Hutchison House, 10 Harcourt Road, Central, Hong Kong while the Offer remains open for acceptances:

     (a) the letter from CLSA ECM, the text of which is set out on pages 6 to 18 of this document; and

     (b)  the memorandum and articles of association of Huachen.


5.   MISCELLANEOUS AND RECENT DEVELOPMENTS

     (a) None of the existing Directors will be given any benefit as compensation for loss of office or otherwise in connection with the Offer.

--------------------------------------------------------------------------------
APPENDIX II                                                  GENERAL INFORMATION
--------------------------------------------------------------------------------

     (b) Save as provided in the Call Option Agreements (details of which are set out on page 10 of this document), there is no agreement or arrangement between any of the Directors and any other person which is conditional on the outcome of the Offer or otherwise connected with the Offer.

     (c) Save as provided in the Call Option Agreements (details of which are set out on page 10 of this document), there is no agreement, arrangement or understanding (including any compensation arrangement) which exists between the Offerors or any person acting in concert with them and any of the directors, recent directors, shareholders or recent shareholders of the Company having any connection with or dependence upon the Offer.

     (d) Save as provided in the Call Option Agreements (details of which are set out on page 10 of this document), the Offerors do not have any intention to transfer any Shares pursuant to the Offer to any other person.

     (e) It has been reported in certain newspaper articles that a former executive Director has allegedly challenged the Foundation's beneficial interest in the Sale Shares and that the Beijing court before which such allegations were brought has transferred the case to the Public Security Bureau of Liaoning Province. The Offerors do not have any additional information about such allegations.

     (f) None of the Offerors or any person acting in concert with the Offerors has entered into any arrangement of the kind referred to in
          Note 8 to Rule 22 of the Takeovers Code.